                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Union Pacific Resources Group Inc.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      Union Pacific Resources Group Inc.
   ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                     [LOGO]

                       UNION PACIFIC RESOURCES GROUP INC.
--------------------------------------------------------------------------------

JACK L. MESSMAN
Chairman and Chief Executive Officer

                                                                  March 21, 1997

Dear Shareholders:

     1996 was a historic year for Union Pacific Resources Group Inc. The Company's spin-off from Union Pacific Corporation was completed on October 15 and now UPR is free to do what we do best--explore for, develop and market oil and natural gas. We launched initiatives to change the culture at UPR and to be the company of choice for all of our customers. These initiatives are closely linked. To be the company of choice we must embrace change, be nimble and flexible enough to accommodate change, and drive change with our exceptional people and state-of-the-art systems. In 1996, for the first time, all full-time non-agreement employees of the Company became shareholders through the award of restricted stock. These awards were made to align the employees' goals with those of the Company and our shareholders. These employees will be eligible for additional grants of stock options in future years.

     The Company achieved several operational and financial milestones in 1996. For the seventh consecutive year, we increased our sales volumes. We were the number one driller in the nation for the fifth consecutive year. Our capital spending of $880.3 million in 1996 was the highest total ever, excluding acquisitions.

     For 1997, our goals are aggressive and challenging. We want to maintain our leadership position in drilling, we plan to increase sales and production volumes, and, for the first time in the Company's history, our capital spending budget will exceed $1 billion.

     Your management and Board of Directors also have addressed several issues which you are being asked to support with your vote. We are recommending for your approval certain changes to our Directors' compensation program. Compared to our current program, these changes will provide less cash compensation to Directors and more at-risk compensation tied to the performance of UPR's common stock. We believe these changes will strengthen the alignment of Directors' interests with those of all other UPR shareholders. The Company's Executive Incentive Plan and the 1995 Stock Option and Retention Stock Plan are being presented for your approval to comply with certain Internal Revenue Service rules related to recently spun-off companies such as UPR. Certain other changes to these plans, designed to assist the Company with the recruitment and retention of first-rate executives, also are being presented for your approval. We urge you to VOTE FOR each of these proposals.

     Thank you for your support in 1996. We are excited about our company and the opportunities which lay ahead, and look forward to bringing you even greater accomplishments in 1997.


                                         Sincerely,

                                         /s/ Jack L. Messman

[LOGO]

UNION PACIFIC RESOURCES                                 NOTICE OF ANNUAL MEETING
GROUP INC.                                                       OF SHAREHOLDERS

801 Cherry Street
Fort Worth, TX 76102

To the Shareholders:                                              March 21, 1997

     You are hereby notified that the 1997 Annual Meeting of Shareholders of Union Pacific Resources Group Inc., a Utah corporation (the 'Company'), will be held at the Fort Worth Club, 306 West 7th Street (12th Floor, Sunset and Trinity Rooms), Fort Worth, Texas, 76102 at 10:00 A.M., CDT, on Wednesday, May 7, 1997 for the following purposes:

          (1) to elect ten directors, each to serve until the earlier of his or her successor being elected or his or her death, resignation or removal;

          (2) to consider and vote upon the Company's 1995 Stock Option and Retention Stock Plan, as amended and restated;

          (3) to consider and vote upon the Executive Incentive Plan, as amended and restated;

          (4) to consider and vote upon the 1995 Directors Stock Option Plan, as amended and restated (in conjunction with other changes to the outside director compensation program described in the Proxy Statement); and

to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting.

     Shareholders are urged to date, sign and return the enclosed proxy promptly, whether or not they expect to attend the Annual Meeting in person.

                                         /s/ Mark S. Knouse

                                         MARK S. KNOUSE
                                          Secretary

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

   (THE ENCLOSED RETURN ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                    STATES.)

                       UNION PACIFIC RESOURCES GROUP INC.
                                PROXY STATEMENT
          FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 1997
                              GENERAL INFORMATION

INTRODUCTION

     This Proxy Statement is being furnished to shareholders of Union Pacific Resources Group Inc., a Utah corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors (the 'Board') of the Company for use at the Annual Meeting of Shareholders ('Annual Meeting') to be held on May 7, 1997 for the purpose of considering and voting upon the matters set forth in the accompanying notice of the Annual Meeting.

     The Annual Meeting is the first annual meeting of shareholders following Union Pacific Corporation's distribution (the 'Distribution') to its shareholders of approximately 83% of the outstanding Common Stock of the Company (the 'Common Stock') in October 1996. The Common Stock is now widely held.

     The first date on which this Proxy Statement and the accompanying form of proxy are being sent to shareholders of the Company is March 21, 1997.

COMMON STOCK OUTSTANDING

     The close of business on March 3, 1997 (the 'Record Date') has been fixed as the date of record for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 253,781,440 shares of Common Stock outstanding.

VOTING OF COMMON STOCK

     The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card. The ten nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The approval of the proposed amendments to the Company's 1995 Stock Option and Retention Stock Plan, Executive Incentive Plan and 1995 Directors Stock Option Plan, and any other matter presented for approval by the shareholders will be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any matter.

     All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted as recommended by the Board. The Board has designated Jack
L. Messman and Mark S. Knouse to receive appointments as agents named in the enclosed proxy. The Company has no knowledge of any matters other than those matters set forth in the Notice of Annual Meeting of Shareholders to be brought before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that Jack L. Messman or Mark S. Knouse, as an agent named in the enclosed proxy, and acting thereunder, will vote in accordance with his best judgment on such matters. A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted by providing written notice of such revocation to the Secretary of the Company, by submitting a validly executed later-dated proxy or by attending the Annual Meeting and voting in person. The mere presence of a shareholder at the Annual Meeting, however, will not constitute a revocation of a previously submitted proxy.

     The Company will bear the cost of printing and mailing proxy materials to its shareholders as well as associated solicitation costs. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. Following the mailing of the proxy soliciting materials, proxies may be solicited by officers and other employees of the Company in person or by telephone, facsimile or telegraph. The Company will use the services of D. F. King, Inc., 77 Water Street, New York, NY 10005 to aid in the solicitation of proxies at an anticipated fee of $12,000 plus reasonable expenses.

SHAREHOLDER PROPOSALS

     Shareholders desiring to submit a proposal for consideration for inclusion in the Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposal and provide any statement in support thereof in writing by November 26, 1997.

1. ELECTION OF DIRECTORS

     Ten directors are to be elected at the Annual Meeting (which number constitutes the entire Board of the Company). Each director shall serve until the earlier of his or her successor being elected or his or her death, resignation or removal. It is intended that all proxies received from shareholders of the Company, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of the ten nominees for director named herein, all of whom are presently directors of the Company. If any nominee for director for any reason should become unavailable for election, it is intended that discretionary authority will be exercised by Jack L. Messman or Mark S. Knouse, the persons designated in the enclosed proxy as agents, in respect of the election of such other person as the Board shall nominate. The Board is not aware of any circumstances likely to cause any nominee for director to become unavailable for election at the Annual Meeting. The ten nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected.

     The following table sets forth certain information regarding the nominees for director.



                           NAME AND PRINCIPAL OCCUPATION
                                   OR EMPLOYMENT
--------------------------------------------------------------------------------

H. Jesse Arnelle2,4
  Partner, Arnelle, Hastie, McGee, Willis & Greene, law firm, San Francisco,
     California. Director, Armstrong World Industries Inc., Eastman Chemical Co., FPL Group, Inc., Textron Inc., Wells Fargo & Co., Inc., Wells Fargo Bank, N.A., WMX Technologies, Inc. Chairman, Board of Trustees of the Pennsylvania State University. Age 63. Director since November 1995.

Lynne V. Cheney2,3
  Distinguished Fellow, the American Enterprise Institute for Public Policy
     Research, Washington, D.C. Director, FPL Group, Inc., IDS Mutual Fund Group, Lockheed Martin Corporation, Reader's Digest Association. Age 55. Director since November 1995.

Preston M. Geren III2,4
  Public Policy Consultant, Public Strategies, Inc., a public policy consulting firm, Austin, Dallas and Ft. Worth, Texas. Director, Overton Bank and Trust, National Taxpayers Union. Age 45. Director since February 1997.

                           NAME AND PRINCIPAL OCCUPATION
                                   OR EMPLOYMENT
-------------------------------------------------------------------------------
Lawrence M. Jones1,3,4
  Retired Chairman and Chief Executive Officer, The Coleman Company, Inc., manufacturer of home and recreational products, Wichita, Kansas. Director, The Coleman Company, Inc., Fleming Companies, Inc. Age 65. Director since November 1995.

Drew Lewis1, 3
  Former Chairman, the Company, and Former Chairman, Chief Executive Officer and
     Director, Union Pacific Corporation ('UPC'), a transportation company, Bethlehem, Pennsylvania. Director, American Express Company, Ford Motor Company, FPL Group, Inc., Gannett Co., Inc., Lucent Technologies Inc., Gulfstream Aerospace Corporation, Dal-Tile International, Inc. Age 65. Director since August 1995.

Claudine B. Malone2,3
  President, Financial & Management Consulting, Inc., management consulting firm, McLean, Virginia. Director, Dell Computer Corporation, Hannaford Brothers, Co., Hasbro, Inc., Houghton Mifflin Company, Lafarge Corporation, The Limited, Inc., Lowe's Companies, Mallinckrodt Group Inc., S.A.I.C. Age
     60. Director

     since November 1995.

Jack L. Messman1,3
  Chairman and Chief Executive Officer, the Company, Ft. Worth, Texas. Director,
     Novell, Inc., Safeguard Scientifics, Inc., Tandy, Inc., Cambridge Technology Partners (Massachusetts), Inc., USDATA Corporation. Age 57. Director since September 1991.

John W. Poduska, Sr., Ph.D.2,4
  Chairman, Advanced Visual Systems, Inc., provider of visualization software,
     Boston, Massachusetts. Director, Cambridge Technology Partners (Massachusetts), Inc., Safeguard Scientifics, Inc., XLVision, Inc., MultiGen, Inc. Age 59. Director since November 1995.

                           NAME AND PRINCIPAL OCCUPATION
                                   OR EMPLOYMENT
-------------------------------------------------------------------------------

Samuel K. Skinner2,4
  President and Director, Unicom Corporation and Commonwealth Edison Company, a wholly owned subsidiary of Unicom Corporation and an electric utility company, Chicago, Illinois. Director, ANTEC Corporation, LTV Corporation. Member, Advisory Board of The Broken Hill Proprietary Company Limited. Age
     58. Director since October 1996.

James R. Thompson1,3,4
  Partner, Chairman and Chairman of the Executive Committee, Winston & Strawn, law firm, Chicago, Illinois, New York, NY, Washington, D.C., Paris, France and Geneva, Switzerland. Director, American National Can Co., FMC Corporation, Jefferson Smurfit Corporation, Prime Retail, Inc., Hollinger International Inc. Member, International Advisory Council of the Bank of Montreal. Age 60. Director since November 1995.

------------

1 Member of the Executive Committee.
2 Member of the Audit Committee.
3 Member of the Finance Committee.
4 Member of the Compensation and Corporate Governance Committee.
------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE FOREGOING DIRECTORS.

     Except for the directors listed below, each of the directors named in the preceding tables has held the indicated office or position in his or her principal occupation for at least five years. Unless otherwise indicated, each of the directors listed below held the earliest office or position indicated as of five years ago.

     Lynne V. Cheney was Chairperson of the National Endowment for the Humanities from 1986 through 1992. Additionally, Mrs. Cheney is an author, and lecturer and television commentator on public policy issues. Lawrence M. Jones held the position of Chairman and Chief Executive Officer of The Coleman Company, Inc. through December 1993. Preston M. Geren III was the Congressman for the Twelfth Congressional District of the U.S. House of Representatives from 1989 to 1997. Drew Lewis was Chairman, President and Chief Executive Officer of UPC through May 1994 and Chairman and Chief Executive Officer of UPC through December 1996. Jack L. Messman has been the Chairman and Chief Executive Officer of the Company since October 1996. Prior to such time and since August 1995, Mr. Messman was the President and Chief Executive Officer of the Company. From May 1991 through October 1995, Mr. Messman was the President and Chief Executive Officer of Union Pacific Resources Company. John W. Poduska, Sr., Ph.D. has been the Chairman of Advanced Visual Systems, Inc., since January 1992. Samuel K. Skinner has been President of Unicom Corporation and Commonwealth Edison Company since February 1993. Mr. Skinner was General Chairman of the Republican National Committee from August 1992 to February 1993, Chief of Staff to the President of the United States from December 1991 to August 1992 and Secretary of the United States Department of Transportation from February 1989 to December 1991. James
R. Thompson was Governor of Illinois during the period 1977-1991. Since January 1991, Mr. Thompson has been a partner in and Chairman of the Executive Committee of Winston & Strawn and, since January 1993, he has been Chairman of such firm.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The management of the Company is under the direction of the Board. The Executive, Audit, Finance, and Compensation and Corporate Governance Committees, were established by the Board to assist it in the discharge of its responsibilities, as described below. The footnotes to the preceding table of information on the nominees for director identifies committee memberships held by each director.

EXECUTIVE COMMITTEE

     The Executive Committee consists of four members, three of whom are non-employee directors. The Executive Committee has all the powers of the Board, when the Board is not in session, to direct and manage all of the business and affairs of the Company in all cases in which specific directions have not been given by the Board. The Executive Committee did not meet in 1996.

AUDIT COMMITTEE

     The Audit Committee consists of six non-employee directors. The Audit Committee meets regularly with financial management, the internal auditors and the independent auditors to review financial reporting and accounting and financial controls of the Company. The Audit Committee reviews fees and non-audit engagements of the independent auditors. Both the independent auditors and the internal auditors have unrestricted access to the Audit Committee and meet regularly with the Audit Committee, without financial management representatives present, to discuss the results of their examinations and their opinions on the adequacy of internal controls and quality of financial reporting. The Audit Committee also reviews the scope of audits as well as the annual audit plan. In addition, the Audit Committee reviews the administration of the Company's Statement of Policy Concerning Business Conduct and policies concerning environmental management, use of corporate aircraft and officers' travel and business expenses. Each year the Audit Committee recommends to the Board the selection of a firm of independent auditors to audit the accounts and records of the Company and its consolidated subsidiaries. The Audit Committee met six times in 1996.

FINANCE COMMITTEE

     The Finance Committee consists of six directors, five of whom are non-employee directors. The Finance Committee is responsible for broad oversight of the Company's financial strategy and policy and reviews and recommends actions to the Board with respect to the Company's capital structure and cash flow, financing plans and programs, banking arrangements, tax management, risk management and insurance arrangements, dividend policies and actions, derivatives policy and practices and other related matters. The Finance Committee also will review the investment of assets held by the Company's pension and other funded employee benefit programs. The Finance Committee met six times in 1996.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

     The Compensation and Corporate Governance Committee (the 'Compensation Committee') consists of six non-employee directors who are ineligible to participate in any of the Company's executive compensation plans. The Compensation Committee makes recommendations to the Board with respect to compensation for the Board and certain employees whose salary exceeds an amount set forth in the By-Laws. The Compensation Committee administers the Company's Executive Incentive Plan and 1995 Stock Option and Retention Stock Plan and determines the amounts of, and the individuals to whom, awards to executives shall be made thereunder. See pages 8-10 for the Compensation Committee's Report on Executive Compensation. The Compensation Committee is responsible for recommending and reviewing all the material amendments to the Company's pension, thrift and employee stock ownership plans. The Compensation Committee also periodically reviews the Company's vacation, life insurance, medical and dental benefit plans and the matching gifts program to ensure that these benefit plans remain competitive. The Compensation Committee has the responsibility of assisting management with respect to matters of succession, reviewing the qualifications of candidates for the position of director and recommending candidates to the Board as nominees for director for election at the annual meetings of shareholders or to fill such Board vacancies as may occur during the year. The Compensation Committee met six times in 1996.

ATTENDANCE

     The Board held eight meetings in 1996. No director attended less than 75 percent of the aggregate of the Board and committee meetings.

DIRECTOR NOMINATIONS


     The Compensation Committee will consider candidates suggested by directors and shareholders of the Company. A shareholder desiring to suggest a candidate should advise the Secretary of the Company in writing by December 31 of the year preceding the annual meeting of shareholders of the Company and include the nominee's name, sufficient biographical material and other information to permit an appropriate evaluation. In considering a candidate for director, the Compensation Committee seeks individuals who have demonstrated outstanding management or professional ability and who have attained a position of leadership in their chosen careers. Shareholders who desire to nominate directors should contact the Secretary of the Company for the specific requirements prescribed by the By-Laws.

ANSCHUTZ SHAREHOLDERS' RIGHT TO DESIGNATE A DIRECTOR

     The Company is party to an agreement (the 'Shareholders' Agreement') with The Anschutz Corporation, Anschutz Foundation and Mr. Philip Anschutz (collectively, the 'Anschutz Shareholders') which continues until October 15, 2004, subject to early termination under certain circumstances (the 'Standstill Period'). The Shareholders' Agreement, as amended, among other things, provides the Anschutz Shareholders with the right to designate a single director during the Standstill Period to serve on the Board until the next annual meeting of shareholders, provided the Anschutz Shareholders advise the Company in writing concerning their designation and comply with all other relevant provisions of the Shareholders' Agreement. During the Standstill Period, the Company also has agreed to (i) permit the Anschutz Shareholders to thereafter include their designee in the Board's slate of director nominees for election at the Company's annual meeting and (ii) recommend to the Company's shareholders that such designee be elected as a director of the Company.

COMPENSATION OF DIRECTORS

     The Company currently compensates its directors who are not employees of the Company ('outside directors') using (i) a cash retainer of $60,000, of which $30,000 is deferred into a Stock Unit Account (as described below) under the Directors Stock Unit Grant and Deferred Compensation Plan, and (ii) annual grants of 1,000 options to purchase Common Stock (as described below) under the 1995 Directors Stock Option Plan. In addition, Chairpersons or Co-Chairpersons receive additional annual retainers of $5,000 each paid in cash (unless deferred under the Directors Stock Unit Grant and Deferred Compensation Plan). Retainers are paid quarterly to outside directors and at the end of a calendar quarter with the fourth quarter payment forfeited if attendance at the Board and Committee meetings for the year is below 75%. Directors receive no additional meeting fees but are reimbursed for travel expenses incurred in conjunction with their attendance at Board and Committee meetings.

     The Company has provided a contributory health and dental insurance plan for the benefit of Claudine B. Malone similar to the Company sponsored contributory health and dental plan. Medical and dental benefits are paid only after payment of benefits under any other plan in which Ms. Malone participates.

     Directors Stock Unit Grant and Deferred Compensation Plan. During 1996, outside directors received an annual retainer of $60,000, of which $30,000 was automatically deferred (the 'Initial Mandatory Deferral') to a Stock Unit

Account (based on the value of Common Stock on the first business day after the quarter for which payment is made) under the Directors Stock Unit Grant and Deferred Compensation Plan and $30,000 was paid in cash (unless voluntarily deferred pursuant to the Directors Stock Unit and Deferred Compensation Plan as described below). In addition to the amounts deferred automatically under the Stock Unit Account, a Director could elect by December 31 of the preceding fiscal year to defer all or a portion of the compensation for services as an outside director other than the Initial Mandatory Deferral (the 'Elective Deferral') to the Stock Unit Account or a Fixed Income Account ('Fixed Income Account'). The Fixed Income Account earns interest compounded annually at a rate determined by the Treasurer of the Company in January of each year. The Stock Unit Account fluctuates in value based on changes in the price of Common Stock, and equivalents to cash dividends paid on the Common Stock are deemed to be reinvested in the Stock Unit Account.

     For amounts in the Stock Unit Account, payment in cash of such deferred compensation is to be made beginning in the January following termination of service as a director. For amounts in the Fixed Income Account, payment in cash of deferred compensation is to be made at the election of the director either at such time or beginning in the January following retirement from the director's principal occupation. Subject to the foregoing conditions, deferred compensation may be paid, at the election of the director, in either a lump sum or in up to 10 annual installments. Account balances are unsecured and unfunded obligations of the Company. During 1996, $245,000 was deferred in Stock Unit Accounts for the benefit of the directors under the Directors Stock Unit Grant and Deferred Compensation Plan. No amounts were deferred to the Fixed Income Account by the directors under the Directors Stock Unit Grant and Deferred Compensation Plan.

     Directors Stock Option Plan. The Company adopted the 1995 Directors Stock Option Plan for outside directors. The 1995 Directors Stock Option Plan provides for the annual grant, on a fixed date, to each outside director of options to purchase 1,000 shares of Common Stock at an option price equal to 100% of the fair market value of Common Stock on the date of grant. During 1996, each outside director received options to purchase 1,000 shares of Common Stock at an option price of $25.82 per share, the fair market value per share of Common Stock as of the date of grant. The options will expire, unless exercised, upon the earlier of ten years after the date of grant or five years after the date of termination of service on the Board, and will not be exercisable prior to the first anniversary of the date of grant. Any options not exercisable at the time a director terminates his or her service on the Board will be forfeited. The number of shares of Common Stock initially reserved for issuance under the 1995 Directors Stock Option Plan is 200,000. No member of the Board, or any executive officer or other employee of the Company, has any control or discretion with respect to grants under the 1995 Directors Stock Option Plan.

     The Board has unanimously recommended that such plan be amended and approved by the shareholders of the Company. (See Proposal 4)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the individuals serving on the Compensation Committee during 1996 has ever been an officer or employee of the Company or its subsidiaries. None of such individuals has ever been or is to be a party to or has ever had a direct or indirect material interest in any transactions or series of transactions to which the Company or its subsidiaries was or is to be a party.

REPORTS OF OWNERSHIP--SECTION 16(A) REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that none of its executive officers and directors failed to comply with Section 16(a) reporting requirements in 1996 except for John W. Poduska, Sr., Ph.D., who inadvertently had one late filing relating to one stock purchase.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the executive compensation and stock ownership programs for the Company. Such programs, consisting of two elements, annual and long-term compensation, are designed to provide payment for performance of assigned accountabilities and achievement of predetermined goals which contribute to Company earnings, thereby enhancing shareholder value. The Compensation Committee believes that superior performance by the executive and management team of the Company is essential to maximizing shareholder value. Such performance will be achieved only if the Company is able to attract outstanding talent, motivate its executive and management team through incentives tied to the creation of shareholder value, and retain and reward such executives through a competitive compensation program. The Compensation Committee offers the following report on its decisions concerning compensation for 1996.

     Annual Compensation. Total annual compensation consists of two components: base salary and at-risk annual incentive pay. Depending on performance and the level of the executive, an amount equal to between 20% and 150% of an executive's base pay will be at risk. The Compensation Committee reviews each executive officer's salary, taking into consideration the executive's performance, Company performance, the executive's position and responsibility in the organization, the executive's experience and expertise, salaries for comparable positions at comparable companies and internal pay equity. In making salary and incentive pay recommendations or decisions, the Compensation Committee exercises subjective judgment using no specific weights for the above factors. The Compensation Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range for comparable companies; however, the Compensation Committee believes that base salaries at or near the median and total compensation at or near the 75th percentile are generally appropriate for the Committee to use as a framework for compensation decisions. Specific compensation for individual executives will vary from these levels as a result of subjective judgment of the Committee. The base salaries for the Company's executives for which comparable data is available generally do not exceed the median for comparable companies. Information with respect to at-risk annual incentive pay for 1996 is currently not available from such comparable companies. However, at-risk annual incentive pay data for 1995 is available. If one compared 1996 base salary and 1995 at-risk annual incentive pay of the Company's executives with comparable data (using 1996 base salary and 1995 at-risk annual incentive pay) from comparable companies, total compensation for the Company's executives is generally at or near the 75th percentile except for the Company's most senior executives whose total compensation is in the highest quartile. Comparable companies include a majority of those in the line of business index in the Performance Graph on page 15 of this Proxy Statement, as well as a number of other companies of various sizes in similar lines of business with which the Company competes for first-rate executive talent.

     Annual incentive pay is awarded under the Executive Incentive Plan ('EIP'). The EIP is a bonus program designed to tie executive at-risk incentive pay specifically to Company performance. The EIP is administered by the Compensation Committee and the performance criteria set forth therein are subject to the approval of the Compensation Committee.

     The EIP established an unfunded incentive reserve account (the 'Incentive Reserve Account') which may be credited annually by the Board of Directors. The EIP's incentive reserve funding formula provides that the Board of Directors may credit the Incentive Reserve Account each year with such amount as it may determine, subject to a maximum amount for any year of 0.25% of earnings before interest, taxes, depreciation, depletion and amortization, and expensed exploration costs excluding exploration overhead ('Incentive Income') when the Incentive Income Return on Average Annual Assets ('Incentive Return') is 16.0%, and 0.5% of Incentive Income when the Incentive Return is 20.0% or more. At intermediate levels of Incentive Return (between 16.0% and 20.0%), the maximum percentage of Incentive Income that may be credited to the Incentive Reserve Account will increase 0.0125% for each incremental 0.2% increase in the Incentive Return ('Intermediate Returns'). 'Average Annual Assets' for purposes of computing Incentive Return is calculated as the average of (1) total assets as shown on the consolidated financial statements of the Company at the beginning of each year and (2) total assets as shown on the consolidated financial statements of the Company at the end of such year. Incentive Income is determined in accordance with generally accepted accounting principles, before giving effect to any provision for amounts to be credited to the Incentive Reserve Account. Incentive Income excludes results of discontinued operations and the effects of changes in accounting principles.

     As soon as practicable at the end of each year, the Compensation Committee may grant awards not exceeding the unawarded credit balance in the Incentive Reserve Account to executives in such dollar amounts as the Compensation Committee shall determine. The amount of an individual award will depend upon the evaluation of each executive's performance as described above. The maximum annual award which could have been made during 1996 to executives whose compensation was subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), was 0.125% of covered income for the Chief Executive Officer and 0.0625% of covered income for other covered executive officers (generally the four highest compensated officers other than the Chief Executive Officer). Covered income is defined as the greater of Incentive Income for the year or Incentive Income for the first eleven months of the year. Any amounts credited to the Incentive Reserve Account which are not awarded may be carried forward and be awarded by the Compensation Committee to executives in future years during which the EIP remains in effect.

     In 1996, a total of $4,570,200 was awarded to 34 executives under the EIP, including $460,000 which was awarded to Drew Lewis, who was Chairman of the Board through September 30, 1996.

     Long-Term Compensation. The Compensation Committee believes that long-term compensation should comprise a substantial portion of each executive's total compensation. Long-term compensation provides incentives which encourage the executives to own and hold Common Stock and tie their long-term economic interests directly to those of the shareholders.

     Stock Options. Stock options are a key element in the Company's long-term compensation program. Stock options generally are granted annually, with the magnitude of the grant based on the executive's position, experience and performance, without giving particular weight to any one factor. The number of options held by an executive is not a factor considered in connection with a grant of additional options to an executive. Stock options are granted with an option price equal to the fair market value of the Common Stock on the date of the grant and, when vested, are exercisable up to ten years from the date of the grant.

     In anticipation of the Distribution, a total of 1,328,900 stock options were granted to 33 executives as part of a three-year retention award. The stock options will vest in increments over the following three year period.

     Retention Stock. Retention stock are shares of Common Stock that are subject to forfeiture if the executive terminates employment before the vesting period lapses ('Retention Stock'). Awards of Retention Stock are made for the purposes of retaining executives, providing incentive for long-term performance and aligning an executive's interests with other shareholders of the Company.

     In anticipation of the Distribution, a total of 423,880 shares of Retention Stock were awarded to 33 executives. Of these shares, 243,880 were part of a three-year retention award which will vest in equal increments each year over the following three year period. The additional 180,000 shares of Retention Stock were awarded to three executives. Such Retention Stock will vest in equal increments in the fourth and fifth year following the date of the award.

     Stock Ownership Guidelines. The Company has established stock ownership guidelines for all executives to align the financial interests of those executives with those of the shareholders. These executives are expected to make continuing progress toward compliance with these guidelines. The guidelines range from two times salary for first level executives, to four to seven times salary for senior executives. Until the minimum ownership amount is achieved, executives are expected to retain the Common Stock received upon exercise of options, net of taxes and cost of exercise.

     CEO Compensation. In 1996, the Company's most highly compensated officer was Jack L. Messman, Chairman and Chief Executive Officer. The Compensation Committee reviewed Mr. Messman's performance for 1996 and approved an annual incentive award for him based on the factors previously outlined. In 1996, Mr. Messman received 438,500 stock options as part of the Company's three-year retention award which will vest in increments over the following three year period and 150,000 shares of Retention Stock, 60,000 of which will vest in equal increments each year over the following three year period and 90,000 of which will vest in equal increments in the fourth and fifth year following the date of the award.

     In addition, Mr. Messman received an increase in base pay reflected in the Summary Compensation Table on page 11 as the result of his newly appointed position as Chairman of the Board. Mr. Messman's base pay, with this increase, is slightly below the 75th percentile of salary for comparable positions of comparable companies in the market. Mr. Messman's total compensation is in the highest quartile for comparable positions of comparable companies, on the basis described under the caption 'Annual Compensation.'

     During 1996, under Mr. Messman's leadership, the Company became a stand alone public company. Additionally, Mr. Messman has put in place a number of initiatives and programs that have contributed to significant major improvements in the Company's performance and competitiveness, including the reengineering of several major information systems, initiating the change of the Company's culture to a more adaptive culture and becoming the Company of Choice. In 1996, the Company reported net income of $321 million. Net income on a Pro Forma basis in 1995 was $316 million which included a $78.5 million gain from the Columbia Gas Transmission Company bankruptcy settlement. Discretionary cash flow increased by 18% to $1,036 million in 1996 from $880 million in 1995. Once again, the Company was the most active driller in the United States in 1996, a position it has held for the last five years. Production volumes and reserves for 1996 were up 7.5% and 7%, respectively, versus 1995 levels.

     As a result of Mr. Messman's contributions, he received the EIP incentive payment reflected in the Summary Compensation Table below.

                             THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

                                          H. Jesse Arnelle
                                          Preston M. Geren III
                                          Lawrence M. Jones
                                          John W. Poduska, Sr., Ph.D.
                                          Samuel K. Skinner
                                          James R. Thompson

SUMMARY COMPENSATION TABLE

     The following table provides a summary of compensation during the last three calendar years for the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                               ANNUAL                            LONG-TERM COMPENSATION AWARDS
                                            COMPENSATION                 ----------------------------------------------
                                -------------------------------------                      SECURITIES
                                                            OTHER          RETENTION       UNDERLYING
 NAME AND PRINCIPAL                                        ANNUAL        (RESTRICTED)     OPTIONS/SARS      ALL OTHER
      POSITION          YEAR     SALARY      BONUS      COMPENSATION1    STOCK AWARDS2      GRANTS3       COMPENSATION4
---------------------   ----    --------    --------    -------------    -------------    ------------    -------------

Jack L. Messman,        1996    $606,250    $965,000       $   673        $ 4,143,750        438,500         $50,985
  Chairman & CEO        1995     498,750     770,000         4,856                  0              0          41,260
                        1994     460,000     685,000         6,475          1,895,000        150,000          37,653

George Lindahl III,     1996     280,000     450,000           192          2,762,500        190,000          20,021
  President & COO       1995     222,375     268,000           448                  0              0          15,917
                        1994     205,000     235,750           661            568,500         60,000          14,752

V. Richard Eales,       1996     230,000     275,000         1,689            464,100         84,000          24,110
  Executive Vice        1995     204,345     352,000         1,866                  0              0          20,295
  President             1994     190,500     195,000           921            511,650         54,000          15,203

Donald W. Niemiec,      1996     211,750     225,000            91          1,381,250         80,000          15,402
  Vice President-       1995     171,050     175,725            31                  0              0          12,474
  Marketing             1994     162,625     150,000             0            369,525         39,000          11,753

Morris B. Smith,        1996     212,500     175,000           318            375,700         68,000          13,700
  Vice President and    1995     175,042     130,000            23             60,683         15,664           9,000
  CFO                   1994     162,687      89,250             0            260,563         22,500           5,865

------------------
1 Other Annual Compensation includes reimbursements for Medicare tax on supplemental pension and thrift plans, above market interest on deferred compensation and amounts reimbursed for payment of other taxes. Perquisites and other personal benefits for each of the five most highly compensated executive officers did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus reported for any executive officer in the reported years and have been omitted.

2 The values of the Retention Stock that are presented in the table are based on the value of Common Stock as of the date granted for 1996. For 1995 and 1994, the values of the retention stock in the table are based on the value of the common stock of UPC ('UPC Common Stock') as of date of grant. Such retention stock of UPC was exchanged for Retention Stock ('Rollover Retention Stock') based on the ratio of the fair market value of UPC Common Stock at commencement of the initial public offering ('IPO') ($64.56 per share) and the offering price for Common Stock in the IPO ($21 per share). Mr. Smith's shares of Retention Stock were converted on July 1, 1996 using a price of $71.125 per share for UPC Common Stock and a price of $27.25 per share for Common Stock. As of December 31, 1996, the aggregate number of shares of Retention Stock and Rollover Retention Stock held and the value thereof were:
   Mr. Messman, 365,210 shares, $10,591,090; Mr. Lindahl, 136,893 shares,
   $3,969,897; Mr. Eales, 50,004 shares, $1,450,116; Mr. Niemiec, 73,981 shares,
   $2,145,449; and Mr. Smith, 30,565 shares, $886,385. The foregoing Retention Stock is subject to the vesting condition described in Report on Executive Compensation. The foregoing Rollover Retention Stock was performance retention stock, except for Mr. Messman's. The performance criteria for such Rollover Retention Stock has been achieved. Dividends on the Retention Stock and Rollover Retention Stock are payable at the same rate as dividends on Common Stock unless otherwise specified by the Compensation Committee.

3 For 1996, the number represents options to purchase shares of Common Stock. For 1995 and 1994, the number represents options to purchase UPC Common Stock ('UPC Options'). All UPC Options were converted to options to purchase Common Stock at the time of the IPO or Distribution. Such UPC Options were exchanged for options to purchase Common Stock ('Rollover Options') based on the ratio described above or based on the ratio of the fair market value of UPC Common Stock at the Distribution and the offering price for Common Stock in the IPO.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
4 All Other Compensation in 1996 consists of Company matched thrift plan contributions (Mr. Messman, $36,375; Mr. Lindahl, $16,800; Mr. Eales, $13,800; Mr. Niemiec, $12,705; Mr. Smith, $9,750) and executive life insurance premiums (Mr. Messman, $14,610; Mr. Lindahl, $3,221; Mr. Eales, $10,310; Mr. Niemiec, $2,697; Mr. Smith, $3,950).

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options during 1996 to the Company's Chief Executive Officer and the other four most highly compensated executive officers. Stock appreciation rights were not granted in 1996.

                                                                        INDIVIDUAL GRANTS
                                              ----------------------------------------------------------------------
                                               NUMBER OF
                                              SECURITIES      % OF TOTAL
                                              UNDERLYING     OPTIONS/SARS                                 GRANT DATE
                                              OPTION/SARS     GRANTED TO     EXERCISE OR    EXPIRATION     PRESENT
NAME                                            GRANTED       EMPLOYEES      BASE PRICE        DATE        VALUE(1)
-------------------------------------------   -----------    ------------    -----------    ----------    ----------
Jack L. Messman                                 438,500           30%          $ 27.81       10/01/06     $4,012,275

George Lindahl III                              190,000           13             27.81       10/01/06      1,738,500
V. Richard Eales                                 84,000            6             27.81       10/01/06        768,600
Donald W. Niemiec                                80,000            5             27.81       10/01/06        732,000
Morris B. Smith                                  68,000            5             27.81       10/01/06        622,200

------------------
1 Calculated in accordance with the Black-Scholes option pricing model. The assumptions used in such option pricing model are: expected volatility, 26%; expected dividend yield, 0.7%; expected option term, five years; and risk-free rate of return, 6.3%.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth individual exercises of stock options during 1996 and the year-end values of options held by the Chief Executive Officer and the other four most highly compensated executive officers.

                                                                                       NUMBER OF
                                                                                      SECURITIES
                                                                                      UNDERLYING          VALUE OF
                                                                                      UNEXERCISED       IN-THE-MONEY
                                                                                    OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                                       YEAR-END           YEAR-END
                                                           SHARES                   ---------------    ---------------
                                                         ACQUIRED ON     VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                                      EXERCISE      REALIZED     UNEXERCISABLE      UNEXERCISABLE
------------------------------------------------------   -----------    --------    ---------------    ---------------

Jack L. Messman                                                0        $      0        612,601          $ 7,485,252
                                                                                        591,304            2,712,689

George Lindahl III                                           214          10,066        326,220            4,351,315
                                                                                        251,514            1,116,616

V. Richard Eales                                               0               0        203,025            2,515,968
                                                                                        138,381              856,532

Donald W. Niemiec                                              0               0        127,249            1,586,253
                                                                                        119,002              637,292

Morris B. Smith                                                0               0         78,402              675,235
                                                                                         97,971              344,047

DEFINED BENEFIT PLANS

     Pensions are provided through the Pension Plan for Salaried Employees of Union Pacific Resources Group Inc. ('Basic Plan'), and the Supplemental Pension

Plan for Exempt Salaried Employees of Union Pacific Resources Group Inc. and Affiliates ('Supplemental Plan'). The amount of the annual pension benefit from all sources is based upon average annual compensation for the 36 consecutive months of highest regular compensation (including up to three cash incentive payments within the 36-month period) within the 120-month period immediately preceding retirement ('final average earnings'). Regular compensation for this purpose is the aggregate amount reflected in the salary and bonus columns of the Summary Compensation Table on page 11. The credited years of service for each of the five individuals named in the Summary Compensation Table are as follows: Mr. Messman 16, Mr. Lindahl 9, Mr. Eales 6, Mr. Niemiec 14, and Mr. Smith 20.

     The Supplemental Plan is an unfunded non-contributory plan which provides, unlike the Basic Plan, for the grant of additional years of employment and deemed age to officers or managers, for the inclusion of earnings in excess of the limits contained in the Code, and deferred incentive compensation in the calculation of final average earnings and for any benefit in excess of the limitations provided for under the Code. Messrs. Messman, Lindahl, Eales, Niemiec and Smith have accrued benefits under the Supplemental Plan.

     The Company has purchased annuities to satisfy certain unfunded obligations under the Supplemental Plan to executives and certain other former employees and has paid the Federal and state taxes on behalf of such persons imposed in connection with these purchases. These purchases reduce the Company's obligations under the Supplemental Plan. The benefits in the following Pension Plan Table will be reduced for any employee for whom an annuity was purchased by an amount calculated so that the expected aggregate amount received by the employee from the annuity and the Supplemental Plan net of Federal taxes will be the same as the amount that would have been received from the Supplemental Plan net of Federal taxes if the annuity had not been purchased.

     The estimated annual benefits payable under the Basic Plan and Supplemental Plan at normal retirement at age 65 based upon final average earnings and years of employment are illustrated in the following table:

                                             PENSION PLAN TABLE
              --------------------------------------------------------------------------------
  FINAL        15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS      40 YEARS
 AVERAGE          OF            OF            OF            OF            OF            OF
 EARNINGS     EMPLOYMENT    EMPLOYMENT    EMPLOYMENT    EMPLOYMENT    EMPLOYMENT    EMPLOYMENT
----------    ----------    ----------    ----------    ----------    ----------    ----------
$  200,000     $ 47,760      $ 63,680      $ 79,600      $ 95,500      $104,750      $114,000
   400,000       97,770       130,360       162,950       195,500       214,750       234,000
   600,000      147,780       197,040       246,300       295,500       324,750       354,000
   800,800      197,790       263,720       329,650       395,500       434,750       474,000
 1,000,000      247,800       330,400       413,000       495,500       544,750       594,000
 1,200,000      297,810       397,080       496,350       595,500       654,750       714,000
 1,400,000      347,820       463,760       579,700       695,500       764,750       834,000
 1,600,000      397,830       530,440       663,050       795,500       874,750       954,000

     The benefits in the foregoing Pension Plan Table would be paid in the form of a life annuity with a 50% surviving spouse benefit and reflect offsets for Social Security.

CHANGE IN CONTROL ARRANGEMENTS FOR SENIOR EXECUTIVES

     The Board has approved change in control arrangements, consisting of individual written agreements, for the following executives: Jack L. Messman, George Lindahl III, V. Richard Eales, Anne M. Franklin, Mark S. Knouse, Joseph
A. LaSala, Jr., Donald W. Niemiec, Morris B. Smith and John B. Vering. In the event of a 'change in control' (as hereinafter defined) and in the event any of the foregoing executive officers is involuntarily terminated or terminates employment for 'good reason' (as hereinafter defined) within 36 months following the change in control, such executive officers will receive severance compensation.

     Jack L. Messman, as the Chairman of the Board and Chief Executive Officer, is entitled to receive severance compensation equal to three times his base salary and the average of his bonuses for the preceding two years. Each of George Lindahl III and V. Richard Eales, as President and Chief Operating Officer and Executive Vice President respectively, is entitled to receive severance compensation equal to two and one-half times their base salary and the average of their respective bonuses for the preceding two years. Each of Anne M. Franklin, Mark S. Knouse, Joseph A. LaSala, Jr., Donald W. Niemiec, Morris B. Smith and John B. Vering, in each of their respective roles as Vice Presidents, is entitled to receive severance compensation equal to two times their base salary and the average of each of their respective bonuses for the preceding two years.

     In such circumstances, in addition to the monetary compensation described above, the executives (1) are entitled to receive an acceleration of the vesting of all unvested stock options and lapsing of all restrictions on Retention Stock awards, (2) are entitled to receive continuation of all life, disability, accident, and health insurance for 24 to 36 months following termination and (3) shall be deemed to have an additional 24 to 36 months of benefit credit under the supplemental pension and thrift plans either as part of the benefit otherwise payable or in a lump sum. Additionally, there is a gross-up provision for excise taxes and no requirement for the executives to mitigate the Company's obligation to pay benefits by seeking other employment, nor will benefits be reduced as result of compensation from subsequent employers. Section 280G of the Code denies a deduction to a corporation making an 'excess parachute payment' to a 'disqualified person'. A 'disqualified person' includes, among other individuals, any officer of the corporation. The term 'excess parachute payment' means a payment equal to the excess of any 'parachute payment' over the relevant 'base amount'. A 'parachute payment' is any payment (in cash, property or fringe benefits) in the nature of compensation (i.e., in recognition of services) to a disqualified person which (i) is made contingent on a change in control and,
(ii) equals or exceeds three times the disqualified person's base amount (i.e., average total compensation paid over a five-year period). Thus, for example, if an officer's base amount were $100,000, then a change-in-control payment of $300,000 would be deemed a parachute payment and $200,000 would be the 'excess' portion of the parachute payment (i.e., the amount by which the parachute payment exceeds the base amount). In such case, the corporation would not be entitled to deduct the $200,000 excess amount and the disqualified person would be subject to a 20% excise tax on such amount, in addition to the ordinary income tax rate which would apply to such payment (39.6% if the person is in the highest tax bracket). The gross-up provision essentially negates the impact of the 20% excise tax. The Company will reimburse the executives for all legal fees and expenses incurred in connection with the enforcement of agreements.

     Change in control is defined as the occurrence of any one of the following events, (1) any 'person' or persons acting together as an entity become beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the Company's voting shares, (2) certain specified majority changes in Board composition, (3) the approval by shareholders of a merger or consolidation resulting in the Company shareholders failing to hold at least 50% of the voting shares of the surviving entity and (4) the approval by shareholders of a plan of complete liquidation of the Company. Further, the executive has 36 months after a change of control event within which he or she shall be provided such severance package. During such 36 months, the executive will receive the compensation described above if (i) the executive is involuntarily terminated by the Company or its successor organization or (ii) the executive determines that he or she has 'good reason' for which to terminate employment. Good reason consists of (a) a reduction in total compensation (i.e., sum of base salary and bonus), (b) a diminution of job duties and responsibilities, (c) a relocation of more than a specified number of miles, (d) a failure to pay any previously deferred compensation, (e) a failure to provide equivalent or reasonably equivalent benefits (e.g., health insurance) compared to those that were in place prior to the change in control or (f) a failure by the Company to honor all the terms and provisions of the executive's change in control agreement.

     After a period of one year following a change in control, the executive will have 30 days to elect to leave the Company for reasons other than good reason and be entitled to receive 50% of the monetary compensation and other benefits described above. After such 30-day period, if the executive is terminated from the Company due to discharge for cause, retirement, death or voluntary termination, the executive would not be eligible for such compensation described above. Termination under these events shall be subject to the Company's normal policies regarding such events and any compensation awards subject thereto.

     The Board determined that the Company would gain several advantages from the change in control arrangements. The arrangements, which reflect competitive practices, will provide some degree of economic security to a limited number of key executives, thereby enabling top management to remain objective and responsive to shareholder interests in the event that a change in control transaction opportunity occurs.

PERFORMANCE GRAPH

     The graph set forth below provides an indicator of cumulative total shareholder returns on an investment of $100 in shares of Common Stock as compared to an initial investment of $100 in the S&P 500 Stock Index and a 'peer group' index over the period from October 10, 1995, the first trading date of the Common Stock in connection with the IPO, through December 31, 1996. Total shareholder returns assume dividend reinvestment. The peer group consists of Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Enron Oil & Gas Company, Louisiana Land and Exploration Company, Noble Affiliates, Inc. and Vastar Resources, Inc.

                        COMPARISON OF CUMULATIVE RETURN
                     COMPANY, S&P 500 AND PEER GROUP INDEX
                  (FROM OCTOBER 10, 1995 TO DECEMBER 31, 1996)

                                LEGEND

Symbol                      10/10/95            12/29/95          12/31/96
------                      --------            --------          --------
/diamond/ Company           $100.00             $121.07           $139.41
/triangle/ S&P 500           100.00              107.21            131.83
/square/ Peer Group Index    100.00              111.74            137.82

                             SECURITY OWNERSHIP OF
              CERTAIN EXECUTIVES, DIRECTORS AND BENEFICIAL OWNERS

DIRECTORS AND CERTAIN EXECUTIVES

     The following table summarizes (A) the beneficial ownership of the Common Stock as of March 3, 1997 by the (i) Chief Executive Officer, (ii) other four most highly compensated executive officers and (iii) directors and (B) the number of whole stock units attributable to each outside director under the Stock Unit Grant and Deferred Compensation Plan (a 'Stock Unit') as of March 3, 1997. None of the individual or collective holdings listed below exceeds 1% of any class of equity securities of the Company.

                                                                         NUMBER OF
                                                                         SHARES OF                    NUMBER OF
                                                                        COMMON STOCK                 STOCK UNITS
                                                                        BENEFICIALLY                ATTRIBUTED TO
NAME                                                                       OWNED1                 OUTSIDE DIRECTORS2
----------------------------------------------------------------   ----------------------         ------------------
Jack L. Messman                                                           1,042,643                         --
George Lindahl III                                                          477,226                         --
V. Richard Eales                                                            260,283                         --
Donald W. Niemiec                                                           208,731                         --
Morris B. Smith                                                             114,995                         --
H. Jesse Arnelle                                                                772                      1,389
Lynne V. Cheney                                                               5,338                      1,389
Preston M. Geren III                                                          4,000                         --
Lawrence M. Jones                                                             6,094                      1,389
Drew Lewis3                                                                 100,000                        260
Claudine B. Malone                                                            2,380                      1,389
John W. Poduska, Sr., Ph.D.                                                   2,846                      2,778
Samuel K. Skinner                                                             1,000                        260
James R. Thompson                                                             2,000                      3,010

------------------

1 Included in the number of shares of Common Stock beneficially owned by Messrs. Messman, Lindahl, Eales, Niemiec and Smith are 612,601; 326,220; 203,025; 127,249 and 78,402 shares of Common Stock, respectively, which such persons have the right to acquire within 60 days pursuant to stock options. Also included in the number of shares of Common Stock owned by Messrs. Messman, Lindahl, Eales, Niemiec and Smith are 365,210; 136,893; 50,004; 73,981 and 30,565 shares of Common Stock, respectively, which are shares of Retention Stock awarded under the 1995 Stock Option and Retention Stock Plan.

2 The outside directors participate in the Stock Unit Grant and Deferred Compensation Plan in which they defer all or a portion of cash compensation for services as a director. Stock Unit Accounts are credited with such amount and the value of such Stock Unit Accounts fluctuate based on changes in the price of the Common Stock (assuming reinvestment of dividends in such Stock Unit Account). The Stock Unit Accounts are unsecured and unfunded obligations of the Company. During 1996, each of the outside directors received an aggregate credit of an amount of whole Stock Units equal to the value of 1,126 shares of Common Stock plus cash in lieu of any fractional Stock Unit resulting from such calculation. Messrs. Poduska and Thompson deferred additional compensation for services as a director to the Stock Unit Account.

3 Mrs. Drew Lewis beneficially owns 1,000 shares of Common Stock in a Keogh account. Mr. Lewis disclaims any beneficial interest in such shares. An additional 5,280 shares of Common Stock are owned by a Foundation in which Mr. Lewis is a Director and Treasurer.

CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to any person who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                NUMBER OF
                                                                SHARES OF
NAME AND ADDRESS OF                                            COMMON STOCK              PERCENT OF
BENEFICIAL OWNER                                            BENEFICIALLY OWNED             CLASS
--------------------------------------------------          ------------------           ----------
FMR Corp. and certain of its affiliates                         14,141,872                  5.66%1
82 Devonshire Street
Boston, Massachusetts 02109

------------------

1 Information presented is based upon Schedule 13G filing, which presents beneficial ownership information as of December 31, 1996.

2. APPROVAL OF COMPANY'S 1995 STOCK OPTION AND RETENTION STOCK PLAN, AS AMENDED AND RESTATED

     At the Annual Meeting, shareholders will be asked to approve the Company's amended and restated 1995 Stock Option and Retention Stock Plan, which was originally adopted in September 1995 and provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ('SARs') and awards of Retention Stock. Subject to shareholder approval of the amendments described below, this plan will be amended and restated in its entirety and designated as the 'Amended and Restated 1995 Stock Option and Retention Stock Plan' (the 'Amended and Restated 1995 Stock Option Plan').

AMENDMENTS


     The amendments relate to two features of the Amended and Restated 1995 Stock Option Plan: the transferability of stock options (the 'Transferability Amendment'), which would allow the Company's officers, with the prior approval from the Compensation Committee (or its designee), to transfer stock options to members of their immediate families; and the 10% limitation applicable to stock option grants and Retention Stock awards (the '10% Limitation Amendment'), which would exclude Rollover Options and Rollover Retention Stock from the calculation of the 10% limitation applicable to stock option grants and Retention Stock awards to individual participants. A summary of these changes is set forth below.

     The Transferability Amendment. The Board decided to amend Section 6.1(g) of the Amended and Restated 1995 Stock Option Plan by adding a provision which permits officers, with the prior approval of the Compensation Committee (or its designee), to transfer their stock options to members of their immediate families, either directly or through trusts or similar vehicles. This change is being made in response to recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934 (the 'Exchange Act').

     The 10% Limitation Amendment. This amendment would exclude Rollover Options and Rollover Retention Stock from the calculation of the 10% limitation applicable to the grant of stock options and awards of Retention Stock to individual participants. In order to comply with Code Section 162(m), the Amended and Restated 1995 Stock Option Plan imposes a 'per person' limitation on the number of stock option grants and Retention Stock awards. The Amended and Restated 1995 Stock Option Plan provides that no more than 10% of the reserved shares of Common Stock can be granted to any participant in the form of stock options or Retention Stock over the term of the Amended and Restated 1995 Stock Option Plan. Prior to the amendment, stock options were defined to include Rollover Options and awards of Retention Stock were defined to include Rollover Retention Stock. Rollover Options are options which were granted by the Company to an individual participant in exchange for options to purchase UPC Common Stock which the participant held under compensation plans of UPC (the 'UPC Plans'). Similarly, Rollover Retention Stock awards are awards which the Company granted to an individual participant in exchange for UPC Retention Stock which the participant already held under the UPC Plans. Since the Rollover Options and Rollover Retention Stock relate to UPC Plan grants and awards that preceded the adoption of the Amended and Restated 1995 Stock Option Plan, the Board believes that counting such shares against the 10% limitation would impose an unreasonable restriction on the Compensation Committee's discretion to grant stock options and award Retention Stock.

DESCRIPTION OF AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     The Board believes that attracting, motivating and retaining employees of superior ability is essential to the Company's growth and success. The Board believes that the long-term success of the Company is enhanced by a compensation program which includes long-term incentives relating to stock ownership, because such incentives more closely align the interests of employees with those of the Company's shareholders by relating compensation to increases in shareholder value. Accordingly, stock options and, to a lesser extent, Retention Stock have been and are expected to continue to be a key element of compensation for the Company's officers and employees. The Amended and Restated 1995 Stock Option

Plan is being submitted to shareholders to meet the Code's requirement for shareholder approval.

     The following is a brief description of the material features of the Amended and Restated 1995 Stock Option Plan.

     Administration. The Amended and Restated 1995 Stock Option Plan generally will be administered by the Compensation Committee. Only directors who are not employees of the Company or its subsidiaries may serve on the Compensation Committee. If any member of the Compensation Committee does not qualify as a 'Non-Employee Director' under Rule 16b-3 or an 'outside director' under Code
Section 162(m), the Compensation Committee may function through a subcommittee composed solely of two or more qualifying members, or the non-qualifying member of the Compensation Committee may abstain or recuse himself or herself from actions that would be affected by his or her non-qualifying status.

     Shares Subject to the Amended and Restated 1995 Stock Option Plan and Per-Person Limitations. Under the Amended and Restated 1995 Stock Option Plan, the total number of shares of Common Stock that may be issued pursuant to all awards is 16,000,000, and over its term (i.e., through September 27, 2005), no participant may receive grants of stock options (excluding Rollover Options) or awards of Retention Stock (excluding Rollover Retention Stock) aggregating more than 10% of the shares of the Common Stock available under the Amended and Restated 1995 Stock Option Plan (or 1.6 million shares, subject to adjustment, as described below). Shares subject to a grant or an award that is canceled, forfeited, or expires or terminates without delivery of shares will again be available for grants or awards under the Amended and Restated 1995 Stock Option Plan, except that shares to which an SAR relates will be counted against the Amended and Restated 1995 Stock Option Plan limits when the SAR is exercised. Shares of Common Stock issued under the Amended and Restated 1995 Stock Option Plan may be either authorized and unissued shares or shares controlled by the Company.

     Adjustments and Extraordinary Corporate Events. The Board, upon recommendation of the Compensation Committee, is authorized to make equitable adjustments in (1) the number or kind of shares subject to the aggregate share limitations and per-person limitations under the Amended and Restated 1995 Stock Option Plan and subject to outstanding awards, (2) the option price of outstanding stock options, and (3) the number or kind of shares or other securities or property subject to stock option grants or outstanding Retention Stock awards in the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spinoff, reorganization or liquidation, or any other change in the corporate structure or capital stock of the Company.

     Eligibility. Employees of the Company and its subsidiaries, including executive officers, are eligible to be granted stock options and awarded Retention Stock under the Amended and Restated 1995 Stock Option Plan. At present, approximately 1,544 persons are considered to be eligible for grants and awards under the Amended and Restated 1995 Stock Option Plan. Stock option grants and Retention Stock awards have already been granted under the Amended and Restated 1995 Stock Option Plan to a total of 1,476 participants.


     Stock Options. The Compensation Committee is authorized to grant stock options, including both incentive stock options ('ISOs') which can result in potentially favorable tax treatment to optionees and non-qualified stock options (i.e., options not qualifying as ISOs). The option price per share subject to a stock option (other than a Rollover Option) will in each case equal at least 100% of the fair market value of a share of Common Stock on the date of grant. As of March 3, 1997, the fair market value of a share of Common Stock was $24.13. Rollover Options generally were granted with an option price that preserved the aggregate gain or loss implicit in the UPC Stock Options surrendered in exchange for such Rollover Options. No further Rollover Options will be granted. Stock options in no event shall be exercisable subsequent to the tenth anniversary of the date on which the stock option is granted. In general, the shares of Common Stock covered by a stock option may not be exercised prior to the first anniversary of the date on which the stock option is granted or, in the case of Rollover Options, prior to the date of exercise of the UPC Stock Option for which the Rollover Option was exchanged, or such longer period or periods, and subject to such conditions, as the Compensation Committee may determine. Stock options may be exercised by payment of the option price in cash or, at the discretion of the Committee, shares of Common Stock having a fair market value equal to the option price. The Compensation Committee may also permit the option price to be paid in the form of withheld shares of Common Stock otherwise distributable to the optionee on exercise. ISOs are subject to certain additional limitations in order to qualify for favorable tax treatment.

     SARs. The Compensation Committee is authorized to grant SARs in connection with non-qualified options. Each SAR shall entitle the optionee to receive from the Company, in exchange for the surrender of the SAR and the unexercised related option, an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares of Common Stock and partly in cash, all as shall be determined by the Compensation Committee.

     Retention Stock. The Compensation Committee is authorized to award Retention Stock. Retention Stock is an award of shares which may not be sold or disposed of, and which may be forfeited in the event of termination of employment or upon failure to meet specified performance objectives, prior to the end of a restricted period specified by the Compensation Committee. The restricted period for Retention Stock not subject to performance objectives may not be less than one year, except for Rollover Retention Stock, in which case such restrictions shall not terminate prior to three years after the date of award of the UPC Retention Stock for which such Rollover Retention Stock was exchanged. A participant awarded Retention Stock generally has all of the rights of a shareholder of the Company, including the right to vote and receive dividends and distributions with respect to the Common Stock subject to the award.

     Other Terms of Awards. Awards under the Amended and Restated 1995 Stock Option Plan generally are awarded without a requirement that the participant pay consideration in the form of cash or property for the award (as distinguished from payment associated with the exercise of a stock option).

     Amendment and Termination. The Board may at any time terminate the Amended and Restated 1995 Stock Option Plan with respect to any shares of Common Stock not at that time subject to outstanding stock options or Retention Stock, and may from time to time alter or amend the Amended and Restated 1995 Stock Option Plan or any part thereof, provided that no change with respect to any stock options or Retention Stock theretofore granted or awarded may be made which would impair the rights of an optionee or participant without the consent of such optionee or participant. Furthermore, the Amended and Restated 1995 Stock Option Plan requires the Board to seek shareholder approval for any amendment designed to (i) increase the maximum number of shares of Common Stock subject to the Amended and Restated 1995 Stock Option Plan, (ii) extend the term of the Amended and Restated 1995 Stock Option Plan, (iii) change the class of eligible persons who may receive options or awards of Retention Stock under the Amended and Restated 1995 Stock Option Plan or (iv) increase the limitation on the maximum number of shares that any participant may receive under the Amended and Restated 1995 Stock Option Plan. The Amended and Restated 1995 Stock Option Plan provides that no stock options or Retention Stock may be granted or awarded after September 27, 2005, but grants or awards of stock options and Retention Stock theretofore granted or awarded may extend beyond that date and the terms and conditions of the Amended and Restated 1995 Stock Option Plan will continue to apply thereto.

FEDERAL INCOME TAX IMPLICATIONS

     ISOs. The grant of an ISO will create no tax consequences for the optionee. An optionee will not have taxable income upon exercising an ISO, except that the alternative minimum tax may apply. Generally, the difference between the fair market value of Common Stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that Common Stock upon exercise of the ISO gives rise to an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition (described below) occurs in the same calendar year as the exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) currently is 26% to 28% of an individual taxpayer's alternative minimum taxable income. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax items and reducing this amount by the applicable exemption amount.

     The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described above. If the optionee holds the Common Stock acquired upon exercise of an ISO (the 'ISO Shares') for one year after the date stock the option was exercised and for two years after the date the stock option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (i.e., a disqualifying disposition), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option price, will be treated as ordinary income.

Any additional gain on disposition of the ISO Shares will be long-term or short-term capital gain, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise.

     Non-qualified Stock Options.   The grant of non-qualified stock options
will create no tax consequences for the optionee. Upon exercise of a non-qualified stock option, the optionee must recognize ordinary income equal to the difference between the fair market value of the Common Stock acquired on the date of exercise and the option price thereof. An optionee's subsequent disposition of shares of Common Stock acquired upon the exercise of a non-qualified stock option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the optionee's tax basis in such shares (the tax basis generally being the option price plus any amount previously recognized as ordinary income in connection with the exercise of the stock option).

     SARs. The grant of a SAR will create no tax consequences for the optionee. Upon exercise of a SAR, the optionee generally must recognize ordinary income equal to the cash or the fair market value of any shares of Common Stock received.

     Tax Consequences of Options and SARs to the Company. The grant of an option or a SAR will create no tax consequences for the Company. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the optionee in connection with the exercise of a stock option or a SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to an optionee. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the ISO Shares for the applicable holding period described earlier.

     Retention Stock. Because Retention Stock awarded under the Amended and Restated 1995 Stock Option Plan is restricted as to transferability and subject to a substantial risk of forfeiture for a period of time after awarded, a participant generally will not be subject to taxation at the time of such award. The participant generally must recognize ordinary income equal to the fair market value of the shares of Common Stock at the first time the Retention Stock becomes transferable or not subject to a substantial risk of forfeiture. A participant may, however, elect to be taxed at the time of award of Retention Stock rather than upon lapse of the restriction on transferability or substantial risk of forfeiture. If a participant makes such an election but subsequently forfeits the Retention Stock, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he or she previously paid tax. In connection with Retention Stock, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant (except as limited under Code
Section 162(m), discussed below), in the year in which the participant recognizes such income.


     Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to certain executive officers, defined as 'covered employees,' in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as 'performance-based compensation' is excluded from the $1 million deductibility cap, and therefore remains fully deductible even if it exceeds $1 million. As discussed above, the Company intends that options granted and any performance-based Retention Stock awarded under the Amended and Restated 1995 Stock Option Plan qualify as such 'performance-based compensation,' so that such awards will not be subject to the Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to qualify, however, there can be no assurance that such compensation under the Amended and Restated 1995 Stock Option Plan will be fully deductible under all circumstances. In addition, Retention Stock not subject to performance conditions will not be deductible to the extent that such compensation together with all other non-performance-based compensation paid to a covered employee exceeds $1 million in a given year.

     The foregoing general discussion is intended for the information of shareholders considering how to vote and not as tax guidance to optionees. Different tax rules may apply to specific optionees and transactions, including, where applicable, in the case of payment of the option price of a stock option by surrender of previously acquired shares. This discussion does not address the effects of other Federal taxes (including possible 'golden parachute' excise taxes) or taxes imposed under state, local, or foreign tax laws. Optionees should consult a tax advisor as to the tax consequences of participation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2, TO APPROVE THE 1995 STOCK OPTION AND RETENTION STOCK PLAN, AS AMENDED AND RESTATED.

3. APPROVAL OF COMPANY'S EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED

     At the Annual Meeting, shareholders will be asked to approve the Company's Executive Incentive Plan, as amended and restated. The EIP was adopted in September 1995, and provides for the award of bonus compensation based on Company performance. Subject to shareholder approval of the amendments, described below, the EIP has been amended and restated in its entirety and designated as the 'Amended and Restated Executive Incentive Plan' (the 'Amended EIP').

AMENDMENTS

     The amendment applies to three features of the EIP: (1) the timing of participant deferral elections (the 'Deferral Election Amendment'); (2) the application of specific percentage limitations with respect to awards to certain executives (the 'Percentage Limitations Amendment'); and (3) the Committee's right to accelerate the payment of deferral awards in cases of undue hardship (the 'Undue Hardship Amendment').

     The Deferral Election Amendment. For plan administration and tax law requirements, incentive compensation plans generally provide that deferral elections be made well in advance of the award date. The EIP, as written prior to the Deferral Election Amendment, required that a deferral election be made by a participant prior to September 30 of the year with respect to which the award was to be made. This deadline was appropriate given the Company's custom of awarding incentive compensation in December of the same year. The Company is now considering whether incentive awards under the Amended EIP should be made early in the year following the year to which the award relates (e.g., March). Hence, the Board amended the EIP to provide that deferral elections must be made at least 90 days prior to the grant of an award, but in no event later than the close of the year with respect to which the award is to be made. This new 'election deadline' will better accommodate the timing of future awards under the Amended EIP.

     The Percentage Limitations Amendment. Section 162(m) of the Code requires that a performance-based compensation plan which provides for subjective awards to participants based upon the attainment of specific performance goals include maximum payout amounts which may be made to the Chief Executive Officer and the other four highest compensated officers ('Covered Employees'). Accordingly, the EIP provides that, in the case of the Company's Chief Executive Officer, the maximum annual award under the EIP is 0.125% of covered Incentive Income for the relevant year. With respect to each of the Company's other Covered Employees, the maximum annual award is 0.0625% of covered Incentive Income for the covered year. The Board believes that these percentage limitations should be adjusted annually to reflect changes in the Consumer Price Index-Urban. Thus, the Board amended the EIP to provide for such annual adjustments with the proviso that the percentage limitations, as so adjusted, not fall outside the following ranges:
0.125%--0.25% for the Chief Executive Officer and 0.0625%--0.125% for any other Covered Employees. In the event of runaway inflation (or deflation), these ranges will ensure that the EIP's maximum award limitation for the Chief Executive Officers and other Covered Employees remains within reasonable bounds.

     The Hardship Amendment.  The Amended EIP permits the Compensation Committee to accelerate the payment of deferred awards to an executive who incurs an undue hardship. However, the Amended EIP does not define this term. Hence, in order to guide the Compensation Committee and to ensure that deferrals under the EIP continue to be recognized for tax law purposes, the Board amended the EIP by adding a definition of undue hardship. Consistent with IRS regulations, this definition limits undue hardship to an unforeseeable financial emergency which cannot be addressed by the executive with resources from other personal assets.

DESCRIPTION OF AMENDED EIP

     The purpose of the Amended EIP is to provide supplementary annual cash compensation to the Company's key employees in order to motivate and retain them and to assist the Company in attaining its financial and strategic objectives. As of March 3, 1997, 32 key employees of the Company are eligible to participate in the Amended EIP. The Amended EIP is intended to provide 'performance-based compensation' that is tax deductible by the Company without the limitation under Code Section 162(m). The Amended EIP is being submitted to shareholders in order to meet the Code's requirement for shareholder approval.

     Section 162(m) of the Code provides generally that no deduction will be allowed to a publicly held corporation for 'applicable employee remuneration' with respect to a Covered Employee to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1 million. The term 'applicable employee remuneration' does not include remuneration payable solely on account of the attainment of one or more performance goals, but only if (i) the performance goals are determined by a compensation committee of the Board of the taxpayer corporation which is comprised solely of two or more outside directors, (ii) the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority vote of the shareholders in a separate shareholder vote before the payment of such remuneration, and (iii) before any payment of such remuneration, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied. Compensation paid pursuant to the Amended EIP is intended to be qualified as 'performance-based compensation' under Code Section 162(m). Reference should be made to 'Executive Compensation--Report on Executive Compensation-- Annual Compensation' for definitions of terms, and further explanation of provisions, concerning the Amended EIP.

     The Amended EIP is a bonus program designed to tie executive pay specifically to Company performance. The Amended EIP is administered by the Compensation Committee of the Board and the performance criteria set forth therein are subject to the approval of the Compensation Committee. The Compensation Committee will select those employees of the Company who are to receive awards for a particular year.

     Administration. The Amended EIP is administered by the Compensation Committee, the members of which are not officers or employees of the Company or any subsidiary. The Compensation Committee is authorized to select the executives to whom awards are granted under the Amended EIP and the amounts of awards payable to such executives out of the Incentive Reserve Account, and are otherwise responsible for the administration and interpretation of the Amended

EIP. The performance criteria set forth in the Amended EIP are subject to the approval of the Compensation Committee. The Compensation Committee may delegate its authority under the Amended EIP to one or more officers or employees of the Company or a subsidiary. The Amended EIP expressly requires that the Compensation Committee at all times administer the Amended EIP in a manner consistent with the requirements of Section 162(m) of the Code.

     Performance Criteria. The Amended EIP's Incentive Reserve Account funding formula provides that the Board of Directors may credit the Incentive Reserve Account each year with such amount as it may determine, subject to a maximum amount for any year of: 0.25% of Incentive Income when the Incentive Return is 16%; 0.5% of Incentive Income when the Incentive Return is 20% or more; and Intermediate Returns at intermediate levels of Incentive Return between 16% and 20%. As soon as practicable at the end of each year, the Compensation Committee may grant awards not exceeding the unawarded credit balance in the Incentive Reserve Account to executives in such dollar amounts as the Compensation Committee shall determine. The amount of an individual award will depend upon the evaluation of each executive's performance. Any amounts credited to the Incentive Reserve Account which are not awarded may be carried forward and awarded to executives in future years during which the Amended EIP remains in effect. In 1996, a total of $4,570,200 was awarded to 34 executives under the EIP.

     Deferrals. A participating executive may make an election, prior to the year for which an award may be granted to him or her by the Compensation Committee, specifying that a percentage (in multiples of 10%) of any award which may be granted to him or her be in the form of an immediate cash award or a deferred award in one or more Investment Accounts as may be established from time to time by the Compensation Committee. Deferred awards are paid after termination of employment, or if selected by the executive, on a date or dates specified by the executive. The Compensation Committee is authorized to accelerate the payment of a deferred award in cases of undue hardship.

     Investments. Investment Accounts under the Amended EIP are designed to mirror the performance of various mutual funds available to employees under the Company's Thrift Plan, and also include an account based on the performance of the Common Stock, as well as a fixed rate fund. The amounts credited in all Investment Accounts represent unfunded general liabilities of the Company and do not constitute a trust fund or otherwise create any property interest in any employee or his beneficiary.

     Amendment or Termination. The Board may amend, suspend or terminate the Amended EIP at any time, subject to the rights of participants concerning existing awards. The Board may not, however, without shareholder approval, (1) increase the limitation of the amount of awards which may be granted under the Amended EIP, (2) extend the period of the Amended EIP, or (3) amend the Amended EIP in a manner which is material for purposes of the shareholder approval requirement of Section 162(m) of the Code.

     Transferability. Awards under the Amended EIP may not be subject to any alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary. A participant may designate one or more beneficiaries to receive any amount that is payable in the event of the participant's death.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3, TO APPROVE THE EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED.

4. APPROVAL OF 1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED AND RESTATED

     At the Annual Meeting, shareholders will be asked to approve the Company's 1995 Directors Stock Option Plan, as amended and restated. The 1995 Directors Stock Option Plan was adopted in 1995 and, prior to the amendments, described below, provided for annual grants, on a fixed date, to each outside director of options to purchase 1,000 shares of Common Stock at an option price equal to 100% of the fair market value of Common Stock on the date of the grant. Subject to shareholder approval described below, the 1995 Directors Stock Option Plan, in conjunction with other proposed changes to the compensation of directors, will be amended and restated in its entirety and designated as the 'Amended and Restated 1995 Directors Stock Option Plan' ('Amended and Restated 1995 Directors Stock Option Plan'). The amendments would (1) increase the number of authorized shares from 200,000 to 1,000,000 (the 'Shares Increase Amendment'); (2) substantially change the manner in which options are granted and become exercisable (the 'Grant Amendment'); and (3) allow for the transfer of options to immediate family members (the 'Transferability Amendment'). In the event Proposal 4, the amendments to the 1995 Directors Stock Option Plan are approved, the Company shall (i) reduce the annual retainer for outside directors from $60,000 to $40,000, (ii) eliminate the Mandatory Deferral Feature of the Directors Stock Unit and Deferred Compensation Plan, and (iii) permit Elective Deferrals under the Directors Stock Unit and Deferred Compensation Plan with respect to all cash compensation for services as an outside director.

AMENDMENTS

     The Share Increase Amendment. The increase in the number of authorized shares from 200,000 to 1,000,000 is necessitated by the overall change in director compensation, including the Grant Amendment. If this Proposal 4 is approved, the Company shall reduce the annual retainer from $60,000 to $40,000 which will be offset by the grant of additional stock options described in the Grant Amendment.

     The Grant Amendment. Shareholder approval of the Amended and Restated Directors Stock Option Plan would authorize future grants on the terms described below and ratify the Company's March 5, 1997 grant to each outside director then serving on the Board, of an option to purchase 52,000 shares of Common Stock. Such option price, $24.57, is equal to 100% of the fair market value of the Common stock on the date of grant. Such options would vest (and become exercisable) at the rate of 5,200 shares per year and the exercise period would commence on the first anniversary of the director's date of grant and end on March 5, 2008. Hence, a director who is granted a 52,000-share option on March 5, 1997 would not be able to exercise the option until March 5, 1998, and then only to the extent of 5,200 shares. For each year thereafter, another 5,200 shares would become available for exercise, with the last 5,200-share segment becoming exercisable on March 5, 2007. A director who ceases service on the Board generally would only be permitted to exercise the vested portion of an option grant as of the date service is terminated and the unvested portion would be forfeited; provided, however, in the event of a director's death, disability or mandatory retirement or in the event of a change in control of the Company, the unvested portion of the such options would vest and become immediately exercisable.

     Individuals who were appointed to the Board as directors after March 5, 1997 will participate in the Amended and Restated 1995 Directors Stock Option Plan and receive a proportionate grant of options as follows: a new director will participate as of the March 1st following his or her appointment and will, as of such date, receive a pro rata share of options determined by multiplying 52,000 shares times a fraction. The numerator of the fraction would be the number of years (including fractions) between the director's March 1 commencement date and March 5, 2007. The denominator would be 10. Thus, for example, a director who commences participation in the Amended and Restated Directors 1995 Stock Option Plan as of March 5, 1999 would receive an option to purchase 41,600 shares (80% X 52,000) of Common Stock. Consistent with grants awarded as of March 5, 1997, the stock options will vest at the rate of 5,200 shares per year through March 5, 2007.

     All options granted under the Amended and Restated 1995 Directors Stock Option Plan must be exercised before March 5, 2008. In addition, the Grant Amendment would change the time during which a person ceasing to be a director must exercise his or her options under the Amended and Restated 1995 Directors Stock Option Plan. Currently, options, to the extent exercisable, must be exercised by the director within five years of departure. Under the Grant Amendment, the option must be exercised within six months of the director's departure, except where the director is compelled to retire from the Board in accordance with the Company's mandatory retirement policy, in which case the director has five years in which to exercise the then-exercisable options.

     The Transferability Amendment. The Board amended the Directors Stock Option Plan to permit directors to transfer options (whether granted before or after March 5, 1997) to members of their immediate families, either directly or through a trust or similar vehicle. The reasons underlying this amendment are the same as those underlying a similar amendment which the Board made to the Company's Amended and Restated 1995 Stock Option Plan relating to the Company's officers, with one material exception: whereas, an officer will not be able to transfer his or her options to family members without prior approval of the Compensation Committee, the directors may do so without such prior approval. Under the amendment, a director need only demonstrate to the Committee that the form of his or her transfer meets the specific requirements of the Amended and Restated 1995 Directors Stock Option Plan.

DESCRIPTION OF DIRECTORS STOCK OPTION PLAN

     The purpose of the Amended and Restated 1995 Directors Stock Option Plan is to provide stock based compensation to eligible directors of the Company in order to encourage the highest level of director performance and to promote long-term shareholder value. The Amended and Restated 1995 Directors Stock

Option Plan will provide such directors with a proprietary interest in the Company's success and progress through a grant of options to purchase shares of Common Stock. The primary features of the Amended and Restated 1995 Directors Stock Option Plan are summarized herein.

     Participation in the Amended and Restated Directors Stock Option Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. The Amended and Restated 1995 Directors Stock Option Plan is administered by the Compensation Committee of the Board. There are currently nine directors eligible to participate in the Amended and Restated 1995 Directors Stock Option Plan. An aggregate of 1,000,000 shares of the Common Stock is reserved for issuance under the Amended and Restated Directors Stock Option Plan, subject to adjustment under circumstances similar to those described under 'Proposal 2--Approval of Company's 1995 Stock Option and Retention Stock Plan, as Amended and Restated--Description of 1995 Plan--Adjustments and Extraordinary Corporate Events.' The Amended and Restated 1995 Directors Stock Option Plan provides that the option price may be paid in cash or previously acquired shares of Common Stock.

     Amendment or Termination of the Directors Stock Option Plan. The Board may amend or terminate the Amended and Restated 1995 Directors Stock Option Plan at any time; provided, however, that the Board is required to seek shareholder approval with respect to any amendment which would cause the Amended and Restated 1995 Directors Stock Option Plan, or any grant of options thereunder, to fail to comply with New York Stock Exchange requirements. The Amended and Restated 1995 Directors Stock Option Plan is scheduled to expire March 5, 2008 unless otherwise extended by the Board with shareholder approval. In general, any amendment or termination of the Amended and Restated 1995 Directors Stock Option Plan shall not, without the grantee's consent, result in the amendment or termination of any grantee's outstanding grant.

     Federal Income Tax Implications. Options granted under the Amended and Restated 1995 Directors Stock Option Plan are non-qualified stock options for Federal income tax purposes, and for a summary of such tax consequences, see 'Proposal 2--Approval of Company's 1995 Stock Option and Retention Stock Plan, as Amended and Restated--Federal Income Tax Implications--Non-qualified Stock Options.'

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4, TO APPROVE THE 1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED AND RESTATED.

                               NEW PLAN BENEFITS

EXECUTIVES

     The following table sets forth certain benefits related to Proposals 2, 3 and 4. Future awards under the Amended and Restated 1995 Stock Option Plan and the Amended EIP are not determinable because specific awards are made at the discretion of the Compensation Committee, depending upon a variety of factors. See 'Executive Compensation--Report on Executive Compensation.' For information concerning awards made under the 1995 Stock Option Plan and the EIP to the Company's Chief Executive Officer and other four most highly compensated officers, see 'Executive Compensation--Summary Compensation Table.' The following table sets forth additional information with respect to fiscal 1996 awards under the Amended and Restated 1995 Stock Option Plan and the Amended
EIP:

                                                       AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                                                       -------------------------------------------
                                                                    NUMBER OF OPTIONS
                                                       -------------------------------------------
All executives1                                                         1,328,900
All employees, as a group, excluding executives                           136,500
                                                                     ------------
                                                                        1,465,400
                                                                     ------------
                                                                     ------------

                                                                                                      AMENDED
                                                                                                        EIP
                                                                                                     ----------
                                                                  NUMBER OF SHARES OF
                                                                    RETENTION STOCK                   PAYMENTS
                                                      -------------------------------------------    ----------
All executives1                                                          423,880                     $4,570,200
All employees, as a group, excluding executives                          180,650                             --
                                                                    ------------                     ----------
                                                                         604,530                     $4,570,200
                                                                    ------------                     ----------
                                                                    ------------                     ----------

------------------------
1 Stock options were granted to 33 executives, Retention Stock was awarded to 33 executives and bonuses under the EIP were awarded to 34 executives.

DIRECTORS

     Future benefits payable to existing directors under the Amended and Restated 1995 Directors Stock Option Plan are determinable as set forth below:


                                                                AMENDED AND RESTATED 1996 DIRECTORS STOCK OPTION PLAN
                                                                -----------------------------------------------------
                                                                                    # OF OPTIONS
                                                                -----------------------------------------------------
All outside directors, as a group                                                      474,000

     On March 5, 1997, each outside director was granted a stock option to purchase 52,000 shares of Common Stock at the fair market value option price of $24.57 per share of Common Stock, subject to (i) receipt of shareholder approval of the Amended and Restated 1995 Directors Stock Option Plan and (ii) satisfaction of vesting conditions whereby, in general, stock options become exercisable as to 5,200 shares of Common Stock on each anniversary of the date of grant. See 'Proposal 4--Approval of 1995 Directors Stock Option Plan, as Amended and Restated--Amendments--The Grant Amendment.'

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has been selected as the Company's independent auditors for the 1997 fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from shareholders of the Company.

                                 OTHER BUSINESS

     The only business to come before the meeting of which management is aware is set forth in this Proxy Statement. If any other business is presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                       UNION PACIFIC RESOURCES GROUP INC.
                        SOLICITED BY BOARD OF DIRECTORS
                           ANNUAL MEETING MAY 7, 1997
                               FORT WORTH, TEXAS

    The undersigned hereby appoints JACK L. MESSMAN and MARK S. KNOUSE as Proxies, or either of them, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote all the shares of UNION PACIFIC RESOURCES GROUP INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 7, 1997 or any adjournment or postponement thereof as indicated in this Proxy upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters that may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR APPROVAL OF THE 1995 STOCK OPTION AND RETENTION STOCK PLAN, AS AMENDED AND RESTATED, THE EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED AND THE 1995 DIRECTORS STOCK OPTION PLAN, AS AMENDED AND RESTATED.

    The Board of Directors recommends a vote FOR all Proposals.

  YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE
                                      SIDE
              AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)

                       UNION PACIFIC RESOURCES GROUP INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
  UNION PACIFIC RESOURCES GROUP INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                            PROPOSALS 1, 2, 3, AND 4

[                                                                              ]


1.         Election of Directors--Nominees:               For Withheld For ALL
           H. Arnelle, L. Cheney, P. Geren, L. Jones, D.
           Lewis, C. Malone, J. Messman, J. Poduska, S.   All   All   Except
           Skinner, J. Thompson
           (Except nominee(s) written above)

2.         Approval of the Company's 1995 Stock Option    For Against Abstain
           and Retention Stock Plan, as amended and
           restated

3.         Approval of the Executive Incentive Plan,
           as amended and restated                    For Against Abstain

4.         Approval of the 1995 Directors Stock       For Against Abstain
           Option Plan, as amended and restated


Dated: ___________________________________________________________________, 1997

________________________________________________________________________________

________________________________________________________________________________
Please sign exactly as name appears herein. Executors, administrators, trustees, and others signing in representative capacity should indicate the capacity in which they sign. Where there is more than one owner, each should sign.

 ..............................................................................
                             FOLD AND DETACH HERE

   If you received more than one set of proxy materials and wish to have it consolidated, please contact


                          HARRIS TRUST & SAVINGS BANK

                                1-800-335-6918

                 CONFIDENTIAL VOTING INSTRUCTIONS FOR ANNUAL MEETING MAY 7, 1997

UNION PACIFIC RESOURCES GROUP INC.
--------------------------------------------------------------------------------

To the Trustee:

    The UNDERSIGNED hereby instructs you to vote, in person or by proxy, all the shares of Common Stock of Union Pacific Resources Group Inc. (the 'Company') which were allocated to my accounts as of March 3, 1997, under one or more of the plans listed below and identified by the four-letter code below and on the reverse side of this voting instruction card at the Annual Meeting of Shareholders ('Annual Meeting') to be held on May 7, 1997 or any adjournment or postponement thereof, as indicated, upon all matters referred to on the reverse side of this card and described in the Proxy Statement for the Annual Meeting. This card when properly executed will set forth how the shares of Common Stock allocated to your account will be voted. If no direction is made, the shares of Common Stock allocated to your account will be voted FOR all nominees in the election of Directors and FOR proposals 2 through 4 by the Trustee. If you do not return your card, the shares of Common Stock allocated to the Union Pacific Resources Group Inc. ('Company Thrift Plan') Employees' Thrift Plan will be voted by Independent Fiduciary Services, Inc., as an independent fiduciary. If you do not return your card, the shares of Common Stockallocated to all the other plans, except for CompanyThrift Plan and PAYSOP shares, will be voted by the Trustee in the same proportion as the shares with respect to which voting instructions are received. The PAYSOP shares will not be voted if you do not return your card. If you have shares of Common Stockallocated to more than one of the plans below and wish to vote the shares differently among the plans, you may contact Harris Trust Savings at 1-800-335-6918 for additional instruction cards.

Union Pacific Resources Group Inc. Employees' Thrift Plan (RSTP)
Union Pacific Resources Group Inc. Thrift Plan PAYSOP (RSPS)
Union Pacific Corporation Thrift Plan (UPTP)
Union Pacific Agreement Employee 401(k) Retirement Thrift Plan (UPAT)
Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (UPFE)
Union Pacific Motor Freight Company Agreement Employee 401(k) Retirement Thrift Plan (UPMF)
Skyway Retirement Savings Plan (SRSP)
Southern Pacific Rail Corporation Thrift Plan (SPTP)
Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (CNWP)

                 (Continued and to be signed on reverse side.)

                       UNION PACIFIC RESOURCES GROUP INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
  UNION PACIFIC RESOURCES GROUP INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                            PROPOSALS 1, 2, 3, AND 4

[                                                                              ]


1.         Election of Directors--Nominees:               For Withheld For ALL
           H. Arnelle, L. Cheney, P. Geren, L. Jones, D.
           Lewis, C. Malone, J. Messman, J. Poduska, S.   All   All   Except
           Skinner, J. Thompson
           (Except nominee(s) written above)

2.         Approval of the Company's 1995 Stock Option    For Against Abstain
           and Retention Stock Plan, as amended and
           restated

3.         Approval of the Executive Incentive Plan,
           as amended and restated                    For Against Abstain

4.         Approval of the 1995 Directors Stock       For Against Abstain
           Option Plan, as amended and restated

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

Dated: ___________________________________________________________________, 1997

Signature:______________________________________________________________________

________________________________________________________________________________

 ..............................................................................
                             FOLD AND DETACH HERE

                                                                      Appendix A

                                      1995

                      STOCK OPTION AND RETENTION STOCK PLAN

                                       of

                       UNION PACIFIC RESOURCES GROUP INC.

                             AS AMENDED AND RESTATED
                            (EFFECTIVE JUNE 1, 1997)









                   1995 STOCK OPTION AND RETENTION STOCK PLAN
                      OF UNION PACIFIC RESOURCES GROUP INC.

                (as amended and restated effective June 1, 1997)

--------------------------------------------------------------------------------

                                   1. PURPOSE

This 1995 Stock Option and Retention Stock Plan of Union Pacific Resources Group Inc. is to promote and closely align the interests of officers and employees with those of the shareholders of Union Pacific Resources Group Inc. by providing stock based compensation. The Plan is intended to strengthen Union Pacific Resources Group Inc.'s ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the company's ability to attract and retain an outstanding employee and executive team.

--------------------------------------------------------------------------------

                                 2. DEFINITIONS

The following terms shall have the following meanings:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Approved Leave of Absence" means a leave of absence of definite length approved by the Vice President - People of the Company, or by any other officer of the Company to whom the Committee delegates such authority.

         "Award" means an award of Retention Shares pursuant to the Plan.

         "Beneficiary" means any person or persons designated in writing by a Participant to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, "Beneficiary" shall mean such Participant's estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant's death.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

         "Committee" means the Committee designated by the Board to administer the Plan pursuant to Section 3.

         "Common Stock" means the Common Stock of the Company.

         "Company" means Union Pacific Resources Group Inc., a Utah corporation, or any successor corporation.

         "Option" means each non-qualified stock option, incentive stock option and stock appreciation right granted under the Plan, including a Rollover Option.

         "Optionee" means the Chairman of the Board or any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Option under the Plan.

         "Participant" means the Chairman of the Board or any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Award under the Plan.

         "Plan" means this 1995 Stock Option and Retention Stock Plan of Union Pacific Resources Group Inc., as amended from time to time.

         "Retention Shares" means shares of Common Stock subject to an Award granted under the Plan, including Rollover Retention Shares.

         "Restriction Period" means the period defined in Section 9(a).

         "Rollover Option" means an Option granted under the Plan in exchange for UPC Stock Options.


         "Rollover Retention Shares" means shares of Common Stock subject to an Award granted under the Plan in exchange for UPC Retention Shares.

         "Subsidiary" means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

         "UPC" means Union Pacific Corporation, a Utah corporation.

         "UPC Plans" mean the 1993 Stock Option and Retention Stock Plan of Union Pacific Corporation, the 1990 Retention Stock Plan of Union Pacific Corporation, the 1988 Stock Option and Restricted Stock Plan of Union Pacific Corporation and the 1982 Stock Option and Restricted Stock Plan of Union Pacific Corporation.

         "UPC Stock Option" means any option granted under any UPC Plan.

         "UPC Retention Shares" means shares of common stock of UPC granted and subject to restrictions under the UPC Plans.

         "Vesting Condition" means any condition to the vesting of Retention Shares established by the Committee pursuant to Section 9.

--------------------------------------------------------------------------------

                                3. ADMINISTRATION

The Plan shall be administered by the Committee which shall comprise not less than three persons, who shall be members of the Board, none of whom shall be employees of the Company or any Subsidiary. Any actions taken with respect to a "covered employee" within the meaning of Code section 162(m) shall be taken by two or more "outside directors" as required by Code section 162(m). The Committee shall (i) grant Options to Optionees and make Awards of Retention Shares to Participants, and (ii) determine the terms and conditions of such Options and Awards of Retention Shares, all in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Options and Awards granted thereunder as it may deem necessary or advisable. The Committee may delegate its authority under the Plan to one or more officers or employees of the Company or a Subsidiary, provided, however, that no delegation shall be made of authority to take an action which is required by Rule 16b-3 promulgated under the Act to be taken by "non-employee directors" in order that the Plan and transactions thereunder meet the requirements of such Rule. Each Option and grant of Retention Shares shall, if required by the Committee, be evidenced by an agreement to be executed by the Company and the Optionee or Participant, respectively, and contain provisions not inconsistent with the Plan. All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee's determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company.

--------------------------------------------------------------------------------

                                 4. ELIGIBILITY

To be eligible for selection by the Committee to participate in the Plan an individual must be an employee of the Company or a Subsidiary, provided, that the Chairman of the Board shall be eligible to receive Rollover Options. Directors other than the Chairman of the Board who are not full-time salaried employees shall not be eligible. In granting Options or Awards of Retention Shares to eligible persons, the Committee shall take into account their duties, their present and potential contributions to the success of the Company or a

Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

--------------------------------------------------------------------------------

                          5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 11 hereof, the maximum number and kind of shares as to which Options or Retention Shares may at any time be granted under the Plan are 16 million shares of Common Stock. No Participant may receive Options (excluding Rollover Options) or Awards (excluding Rollover Retention Shares) aggregating more than 10% of the shares of Common Stock available under the Plan. Shares of Common Stock subject to Options or Awards under the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option or grant as Retention Shares under the Plan. Shares of Common Stock covered by an Option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Retention Shares under the Plan. Upon the forfeiture (in whole or in part) of a grant of Retention Shares, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Retention Shares under the Plan if no dividends have been paid on the forfeited shares, and otherwise shall be unavailable for such an option or grant.

--------------------------------------------------------------------------------

                6. TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

All non-qualified options under the Plan shall be granted subject to the following terms and conditions:


         (a) Option Price. The option price per share with respect to each option, other than Rollover Options, shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee. Rollover Options shall each have an option price per share determined by the Committee, provided that, unless the Committee determines otherwise in a specific case, the aggregate gain or loss, as determined by the Committee, implicit in the Rollover Options granted to each Optionee shall be equal to the aggregate gain or loss implicit in the UPC Stock Options surrendered in exchange for such Rollover Options.

         (b) Duration of Options. Options shall be exercisable at such time or times and under such conditions as set forth in the written agreement evidencing such option, but in no event shall any option be exercisable subsequent to the tenth anniversary of the date on which the option is granted or, in the case of Rollover Options, of the date of grant of the UPC Stock Option for which such Rollover Option was exchanged.

         (c) Exercise of Option. Except as provided in Section 6(h), 6(i) or 8(c), the shares of Common Stock covered by an option may not be purchased prior to the first anniversary of the date on which the option is granted or, in the case of Rollover Options, prior to the date of exercise of the UPC Stock Option for which such Rollover Option was exchanged (unless the Committee shall determine otherwise), or such longer period or periods, and subject to such conditions, as the Committee may determine, but thereafter may be purchased at one time or in such installments over the balance of the option period as may be provided in the option, provided, however, that no option (other than Rollover Options) shall be exercisable before the earlier of (i) December 31, 1997, or
(ii) one year after UPC no longer owns at least 50% of the voting power of all shares of the Company entitled to vote generally in the election of directors. Any shares not purchased on the applicable installment date may, unless the Committee shall have determined otherwise, be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company stating the number of shares with respect to which the option is being exercised.

         (d) Payment. Shares of Common Stock purchased under options shall, at the time of purchase, be paid for in full. All, or any portion, of the option exercise price may, at the discretion of the Committee, be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. In addition, to the extent permitted by the Committee, the option exercise price may be paid by authorizing the Company to withhold Common Stock otherwise issuable on exercise of the option. Such shares previously acquired or shares withheld to pay the option exercise price shall be valued at fair market value on the date the option is exercised in accordance with the procedures to be established by the Committee. A holder of an option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him or her. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of non-qualified options, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

         (e) Restrictions. The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder including restrictions on the transferability of such shares acquired through the exercise of such option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely or conditionally the transferability of shares acquired through the exercise of options for such periods, and subject to such conditions, including continued employment of the Optionee by the Company or a Subsidiary, as the Committee may determine.

         (f) Purchase for Investment. The Committee shall have the right to require that each Optionee or other person who shall exercise an option under the Plan represent and agree that any shares of Common Stock purchased pursuant to such option will be purchased for investment and not with a view to the distribution or resale thereof or that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the written agreement granting such option.

         (g) Non-Transferability of Options. During an Optionee's lifetime, the option may be exercised only by the Optionee. Options shall not be transferable, except for exercise by the Optionee's legal representatives or heirs. An officer of the Company may, with prior approval from the Committee (or its designee) as to form, transfer an exercisable non-qualified Option or Rollover Option to (a) a member or members of the officer's immediate family (spouse, children and grandchildren, including step and adopted children and grandchildren), (b) a trust, the beneficiaries of which consist exclusively of members of the officer's immediate family, (c) a partnership, the partners of which consist exclusively of members of the officer's immediate family, or (d) any similar entity created for the exclusive benefit of members of the officer's immediate family. The Committee or its designee must approve the form of any transfer of a Grant to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the officer's immediate family shall be disregarded. For purposes of this Section 6(g), the term "officer" shall have the same meaning as that term is defined in Rule 16a-1(f) of the Act. A person's status as an officer shall be determined at the time of the intended transfer.


         (h) Termination of Employment. Upon the termination of an Optionee's employment, for any reason other than death, the option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option, provided that (I) in the case of disability as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire according to the following schedule (unless the Committee shall provide for shorter periods at the time the option is granted):

                  (i) Retirement. Option shall expire, unless exercised, five
         (5) years after the Optionee's retirement from the Company or any Subsidiary under the provisions of the Company's or a Subsidiary's pension plan.

                  (ii) Disability. Option shall expire, unless exercised, five
         (5) years after the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a Subsidiary's long-term disability plan.

                  (iii) Gross Misconduct. Option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

                  (iv) All Other Terminations. Option shall expire, unless exercised, three (3) months after the date of such termination.

         (i) Death of Optionee. Upon the death of an Optionee during his or her period of employment, the option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such option at the time of his or her death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee's legal representatives or heirs, five (5) years after the date of death (unless the Committee shall provide for a shorter period at the time the option is granted).

                  In no event, however, shall any option be exercisable pursuant to Sections 6(h) or (i) subsequent to the tenth anniversary of the date on which it is granted or, in the case of a Rollover Option, of the date of grant of the UPC Stock Option(s) for which such Rollover Option was exchanged.

         (j) Rollover Options. Rollover Options may be granted only in exchange for UPC Stock Options and only during the period prior to 90 days after UPC no longer owns at least 50% of the voting power of all of the shares of the Company entitled to vote generally in the election of directors. The ratio for such exchange shall be determined by the Committee, provided that the requirements of
Section 6(a) are met.


--------------------------------------------------------------------------------

              7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

         (a) General. The Committee may also grant a stock appreciation right in connection with a non-qualified option, either at the time of grant or by amendment. Such stock appreciation right shall cover the same shares covered by such option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 6(d) hereof, be subject to the same terms and conditions as the related non-qualified option.
         (b) Exercise and Payment. Each stock appreciation right shall entitle the Optionee to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised, provided that if a stock appreciation right expires unexercised, it shall be deemed exercised on the expiration date if any amount would be payable with respect thereto. No fractional shares shall be issued but instead cash shall be paid for a fraction or, if the Committee should so determine, the number of shares shall be rounded downward to the next whole share. If an amount is payable by an Optionee to the Company or a Subsidiary under applicable withholding tax laws in connection with the exercise of stock appreciation rights, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to make such payment, in whole or in part, by electing to authorize the Company to withhold or accept shares of Common Stock having a fair market value equal to the amount to be paid under such withholding tax laws.

         (c) Restrictions. The obligation of the Company to satisfy any stock appreciation right exercised by an Optionee subject to Section 16 of the Act shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Optionee pursuant to Section 16(b) of the Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

--------------------------------------------------------------------------------

               8. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         (a) General. The Committee may also grant incentive stock options as defined under section 422 of the Code. All incentive stock options issued under the Plan shall, except for the provisions of Sections 6(g) (to the extent it allows the Committee to permit options to be transferred to, or for the benefit of, the Optionee's immediate family members), 6(h) and (i) and Section 7 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan, and may be Rollover Options subject to Section 6(j) hereof; provided, however, that no incentive stock option which is a Rollover Option shall confer additional benefits (within the meaning of section 424(h)(3) of the Code) upon the Optionee which the Optionee did not have under the UPC Stock Option surrendered in exchange therefor. In addition, incentive stock options shall be subject to the conditions of Sections 8(b), (c), (d) and (e).

         (b) Limitation of Exercise. The aggregate fair market value (determined as of the date the incentive stock option is granted) of the shares of stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year, under this Plan or any other stock option plans adopted by the Company, its

Subsidiaries or any predecessor companies thereof, other than Rollover Options issued in exchange for UPC Options which were exercisable by the Optionee at the time of exchange, shall not exceed $100,000. If any incentive stock options become exercisable in any year in excess of the $100,000 limitation, options representing such excess shall become non-qualified options exercisable pursuant to the terms of Section 6 hereof and shall not be exercisable as incentive stock options.

         (c) Termination of Employment. Upon the termination of an Optionee's employment, for any reason other than death, his or her incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such option provided that (I) in the case of disability as described below, any holding period required by Section 6(c) shall automatically be deemed to be satisfied and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire as an incentive stock option (but shall become a non-qualified option exercisable pursuant to the terms of Section 6 hereof less the period already elapsed under such Section), according to the following schedule (unless the Committee shall provide for shorter periods at the time the incentive stock option is granted):

                  (i) Retirement. An incentive stock option shall expire, unless exercised, three (3) months after the Optionee's retirement from the Company or any Subsidiary under the provisions of the Company's or a Subsidiary's pension plan.

                  (ii) Disability. In the case of an Optionee who is disabled within the meaning of section 22(e)(3) of the Code, an incentive stock option shall expire, unless exercised, one (1) year after the earlier of the date the Optionee terminates employment or the date the Optionee is eligible to receive disability benefits under the provisions of the Company's or a Subsidiary's long-term disability plan.


                  (iii) Gross Misconduct. An incentive stock option shall expire upon receipt by the Optionee of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

                  (iv) All Other Terminations. An incentive stock option shall expire, unless exercised, three (3) months after the date of such termination.

         (d) Death of Optionee. Upon the death of an Optionee during his or her period of employment, the incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such option at the time of death, provided that (I) any holding period required by Section 6(c) shall automatically be deemed to be satisfied, and (II) the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such option shall expire, unless exercised by the Optionee's legal representatives or heirs, five (5) years after the date of death (unless the Committee shall provide for a shorter period at the time the option is granted).

         (e) Leave of Absence. A leave of absence, whether or not an Approved Leave of Absence, shall be deemed a termination of employment for purposes of
Section 8.

                  In no event, however, shall any incentive stock option be exercisable pursuant to Sections 8(c) or (d) subsequent to the tenth anniversary of the date on which it was granted or, in the case of a Rollover Option, of the date of grant of the UPC Stock Option(s) for which such Rollover Option was exchanged.

--------------------------------------------------------------------------------

              9. TERMS AND CONDITIONS OF AWARDS OF RETENTION STOCK

         (a) General. Retention Shares (other than Rollover Retention Shares) may be granted to reward the attainment of individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary. With respect to each grant of Retention Shares under the Plan, the Committee shall determine the period or periods, including any conditions for determining such period or periods, during which the restrictions set forth in
Section 9(b) shall apply, provided that in no event, other than as provided in
Section 9(c), shall such restrictions terminate prior to 1 year after the date of grant, except for Rollover Retention Shares, in which case such restrictions shall not terminate prior to 3 years after the date of grant of the UPC Retention Shares for which such Rollover Retention Shares are exchanged (the "Restriction Period"), and may also specify any other terms or conditions to the right of the Participant to receive such Retention Shares ("Vesting

Conditions"). Subject to Section 9(c) and any such Vesting Condition, a grant of Retention Shares shall be effective for the Restriction Period and may not be revoked.

         (b) Restrictions. At the time of grant of Retention Shares to a Participant, a certificate representing the number of shares of Common Stock granted shall be registered in the Participant's name but shall be held by the Company for his or her account. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Retention Shares, including the right to vote such Retention Shares and, unless the Committee shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 9(c), the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restriction Period and the satisfaction of any Vesting Conditions; (ii) none of the Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Retention Shares shall be forfeited and all rights of the Participant to such Retention Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restriction Period, except as provided by Sections 9(a) and 9(c), and any applicable Vesting Conditions have been satisfied. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 11 shall be subject to the same restrictions as such Retention Shares unless the Committee shall determine otherwise.

         (c) Termination of Employment.

                  (i) Disability and Retirement. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period, by reason of disability under the provisions of the Company's or a Subsidiary's long-term disability plan or retirement under the provisions of the Company's or a Subsidiary's pension plan either (i) at age 65 or (ii) prior to age 65 at the request of the Company or a Subsidiary, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant in accordance with the provisions of
         Section 9(d).

                  (ii) Death. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest in his or her Beneficiary, and all restrictions applicable to such shares shall lapse. A certificate for such shares shall be delivered to the Participant's Beneficiary in accordance with the provisions of Section 9(d).

                  (iii) All Other Terminations. If a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period for any reason other than death, disability or retirement as provided in Section 9(c)(i) and (ii), the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

                  (iv) Vesting Conditions. Unless the Committee shall determine otherwise at the time of grant of Retention Shares, if a Participant ceases to be an employee of the Company or a Subsidiary for any reason prior to the satisfaction of any Vesting Condi tions, the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Participant in accordance with the provisions of Section 9(d).

         (d) Payment of Retention Shares. At the end of the Restriction Period and after all Vesting Conditions have been satisfied, or at such earlier time as provided for in Section 9(c) or as the Committee, in its sole discretion, may otherwise determine, all restrictions applicable to the Retention Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to the number of Retention Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be. If an amount is payable by a Participant to the Company or a Subsidiary under applicable withholding tax laws in connection with the lapse of such restrictions, the Committee, in its sole discretion, may permit the Participant to make such payment, in whole or in part, by authorizing the Company to transfer to the Company Retention Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such withholding tax laws.

         (e) Rollover Retention Shares. Rollover Retention Shares may be granted only in exchange for shares of UPC Retention Stock granted and subject to restrictions under a UPC Plan and only during the period prior to 90 days after

UPC no longer owns at least 50% of the voting power of all of the shares of the Company entitled to vote generally in the election of directors. Unless the Committee shall determine otherwise in a specific case, the Rollover Retention Shares shall, on the date of exchange, have the same value, as determined by the Committee, as the shares of UPC surrendered in exchange for such Rollover Retention Shares.

--------------------------------------------------------------------------------

                      10. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to an Optionee, Participant or a Beneficiary, as the case may be, any certificate for any shares of Common Stock upon exercise of an option or for any Retention Shares granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

--------------------------------------------------------------------------------

              11. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquida tion, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to Options or covered by outstanding Awards.

--------------------------------------------------------------------------------

                              12. TERM OF THE PLAN

No Options or Retention Shares shall be granted pursuant to the Plan after September 27, 2005 but grants of Options and Retention Shares theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

--------------------------------------------------------------------------------

                    13. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time subject to outstanding Options or Awards, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 10 or to ensure that the grant of Options or Awards, the exercise of Options or payment of Retention Shares or any other provision or the Plan complies with
Section 16(b) of the Act), provided that no change with respect to any Options or Retention Shares theretofore granted may be made which would impair the rights of an Optionee or Participant without the consent of such Optionee or Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 11), (ii) extend the term of the Plan, (iii) change the class of eligible persons who may receive Options or Awards of Retention Shares under the Plan or (iv) increase the limitation set forth in Section 5 on the maximum number of shares that any Participant may receive under the Plan.

--------------------------------------------------------------------------------

                              14. LEAVE OF ABSENCE

Unless the Committee shall determine otherwise, a leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of the Plan (except for purposes of Section 8), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period or any holding period described in
Section 6(c).

--------------------------------------------------------------------------------

                             15. GENERAL PROVISIONS

         (a) Neither the Plan nor the grant of any Option or Award nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or a Subsidiary. The Company and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under the Plan, any Optionee or Participant whenever in the sole discretion of the Company or a Subsidiary, as the case may be, its interest may so require.

         (b) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Utah, without regard to conflict of laws doctrine.

--------------------------------------------------------------------------------

                               16. EFFECTIVE DATE

The Plan shall become effective June 1, 1997, upon prior approval of the stockholders of the Company. All Options and Awards granted under the Plan as written prior to June 1, 1997 shall be subject to the terms and conditions of such prior Plan and grant; provided, however, that an officer of the Company may transfer exercisable Options and Rollover Options, granted to him or her prior to June 1, 1997, to or for the benefit of immediate family members pursuant to
Section 6(g).

                                                                      Appendix B


                            EXECUTIVE INCENTIVE PLAN

                                       OF

                       UNION PACIFIC RESOURCES GROUP INC.

                                AND SUBSIDIARIES

                          -----------------------------


                              Amended and Restated
                             Effective June 1, 1997

         EXECUTIVE INCENTIVE PLAN OF UNION PACIFIC RESOURCES GROUP INC.
                                AND SUBSIDIARIES

                              Amended and Restated
                             Effective June 1, 1997

--------------------------------------------------------------------------------

                                 PURPOSE OF PLAN

The Committee establishes this Plan and the performance of goals hereunder for the purpose of promoting the success of Union Pacific Resources Group Inc. and Subsidiaries by providing the incentive of additional compensation for services rendered during any year by key executives who contribute in a significant manner to the operations and business of the Company and such Subsidiaries.

--------------------------------------------------------------------------------

                                 1. DEFINITIONS

Section 1.01. The following terms shall have the following meanings:

"Accountholder" means any person who has received a Deferred Award.

"Beneficiary" means any person or persons designated in writing by an Accountholder to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Accountholder prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Accountholder, payments or distributions shall be made to the Accountholder's estate and provided further that no payment or distribution shall be made during the lifetime of the Accountholder to his or her Beneficiary.


"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

"Committee" means the Committee provided for in Section 2.01.

"Company" means Union Pacific Resources Group Inc., a Utah corporation, or any successor corporation.

"Company Stock" means Common Stock of the Company.

"Deferred Award" means an award under the Plan which an Executive to whom the award is made shall have elected to defer in accordance with Section 4.01 and which until paid shall, subject to paragraph (1) of Section 7.01, be represented by Investment Accounts maintained for such Executive in accordance with Section 5.01.

"Executive" means the Chairman of the Board and any person who was a regular employee of the Company or a Subsidiary (including directors who are also such employees) for all or part of the Year in respect of which awards are made under the Plan and who, in the judgment of the Committee, contributed in a significant manner to the operations and business of the Company or a Subsidiary for such Year.

"Immediate Cash Award" means an award under the Plan payable in cash pursuant to
Section 4.02 as promptly as practicable after the close of the Year for which the award is made or, in the sole discretion of the Committee, in December of the year for which the award is made.

"Incentive Reserve Account" means the account established by the Company pursuant to Section 3.01.

"Investment Account" means one of the accounts established by the Company pursuant to Section 5.01.

"Plan" means this Executive Incentive Plan as amended from time to time.

"Prior Plan" means the Plan as written prior to June 1,1997. All awards made under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan unless otherwise provided herein.

"Subsidiary" means any corporation of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock and which by action of its board of directors has adopted the Plan.

"Termination" means termination of employment with the Company and its Subsidiaries, for any reason, including retirement and death.


"Undue Hardship" means a severe financial hardship to the Executive resulting from a sudden and unexpected illness or accident of the Executive or of a dependent (as defined in Code section 152(a)) of the Executive, loss of the Executive's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. The circumstances that will constitute an Undue Hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Executive's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan. An Undue Hardship shall not include the need to send an Executive's child to college or the desire to purchase a home.

"Valuation Date" means the last business day of each calendar quarter and each other interim date on which the Committee determines that a valuation of Investment Accounts shall be made.

"Year" means a calendar year.

--------------------------------------------------------------------------------

                          2. ADMINISTRATION OF THE PLAN

Section 2.01. The Plan shall be administered by a Committee which shall consist of at least three members designated by the Board to serve at its pleasure. Such members shall be members of the Board and shall not be officers or employees of the Company or any Subsidiary. The Committee shall determine the Executives to whom awards are granted under the Plan and the amounts of awards payable to such Executives out of the Incentive Reserve Account, and shall otherwise be responsible for the administration and interpretation of the Plan. The Committee shall supervise and be responsible for the maintenance of the various accounts under the Plan and for determining the amounts and, subject to Sections 4.02 and 6.01, the times of payments or distributions of awards. The Committee may delegate its authority under the Plan to one or more officers or employees of the Company or a Subsidiary. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a Director of the Company. Notwithstanding the foregoing, the Plan shall at all times be administered in a manner consistent to meet the requirements of Section 162(m) of the Code.

--------------------------------------------------------------------------------

                          3. INCENTIVE RESERVE ACCOUNT

Section 3.01. The Company shall establish an Incentive Reserve Account to which amounts available for awards to Executives shall be credited and which shall be debited as such awards are made by the Committee. The Board may cause to be credited to such Incentive Reserve Account such amount for each Year, beginning with 1995, during which the Plan remains in effect as it, in its discretion, may determine provided that the amount so credited for any Year shall not exceed the following limitation: The maximum amount that may be credited to the Incentive Reserve Account for any Year is 0.25% of earnings before interest, taxes, depreciation, depletion and amortization and expensed exploration costs excluding exploration overhead

("Incentive Income") when the Incentive Income Return on Average Annual Assets ("Incentive Return") is 16.0%, and 0.5% of Incentive Income when the Incentive Return is 20.0% or more. At intermediate levels of Incentive Return (between 16.0% and 20.0%), the maximum percentage of Incentive Income that may be credited to the Incentive Reserve Account will increase 0.0125% for each incremental 0.2% increase in the Incentive Return. Average Annual Assets is calculated as the average of (i) total assets as shown on the consolidated financial statements of the Company at the beginning of each year and (ii) total assets as shown on the consolidated financial statements of the Company at the end of such year. Incentive Income is determined in accordance with generally accepted accounting principles, before giving effect to provision for amounts to be credited to the Incentive Reserve Account. Incentive Income excludes results of discontinued operations and the cumulative effects of changes in accounting principles. The amount of Incentive Income and the Incentive Return shall be computed and reported to the Board and the Committee at the end of each Year by the Company. The Committee shall certify to the Board, based upon a report from the Company's independent certified public accountants stating that the computation of the amount credited to the Incentive Reserve Account at the end of the Plan Year was made in accordance with the provisions of the Plan and their report shall be final and binding. Any amounts credited to the Incentive Reserve Account which are not awarded with respect to such Year may, on direction of the Committee, be awarded in future Years during which the Plan remains in effect. An initial credit of $3.5 million shall be made to the Incentive Reserve Account on the effective date of this Plan.

--------------------------------------------------------------------------------

                            4. AWARDS UNDER THE PLAN

Section 4.01. At least 90 days prior to the grant of an award, but in no event later than the close of the year with respect to which an award is to be made (the "Election Deadline"), an Executive shall file with the Committee an election on a form prescribed by the Committee for such purpose specifying the percent in multiples of 10% of any award which may be granted to him or her with respect to such Year and later Years to be in the form of an Immediate Cash Award or a Deferred Award in one or more Investment Accounts. Deferral and investment elections shall be continuing elections for all awards under the Plan except that:

         (i) Deferral elections shall be subject to change on or before the Election Deadline on a form prescribed by the Committee for such purpose with respect to any awards which may be granted to him or her for such Year and later Years; and

         (ii) an Accountholder, whether or not currently employed by the Company or a Subsidiary, may elect to convert, in multiples of 10%, the value of his or her account, if any, in any Investment Account to equivalent value accounts in any other Investment Accounts as of a Valuation Date, provided that the Committee has received such notice of the conversion as the Committee may require, and provided further that, unless the

         Committee shall in its sole discretion determine otherwise, an Accountholder may make conversions only in such amounts and at such times as are allowable for changes in investment elections under the terms of the Union Pacific Resources Company Employees' Thrift Plan. The Committee shall cause such conversions to be effected by transferring equivalent amounts from the one such account to the other, all as of such Valuation Date; otherwise, such deferral and investment elections, and such changes therein, shall be irrevocable.

In addition, an Executive may also specify on a form prescribed by the Committee for such purpose whether he or she wishes payment of Deferred Awards to be made on the earlier of either (i) date or dates certain in any year or years prior to Termination (but in no event more often than once in each such year or years), such payment to be in full in cash on such date or dates, or (ii) upon Termination in accordance with the provisions of Sections 6.01 through 6.04. Elections made as to dates for the payment of Deferred Awards shall be subject to change by such Executive on or before the Election Deadline on a form prescribed by the Committee for such purpose with respect to any awards made for such Year and later Years; otherwise such elections, and such changes therein, shall be irrevocable.

Designation, election or change in election shall not entitle an Executive to any award for any Year but the form of award, if any, for any Year to such Executive shall be in accordance with such election. If an Executive has not been so designated as eligible for Deferred Awards, or an election for Deferred Awards is not in effect for him, any award granted to him or her for any Year shall be in the form of an Immediate Cash Award.

Section 4.02. As soon as practicable after the close of each Year, or in December of any Year if so determined by the Committee, the Committee may grant awards payable out of the Incentive Reserve Account to such Executives in such dollar amounts as it in its sole discretion shall determine, subject to Section 4.03, and the amount of each such award shall be debited to the Incentive Reserve Account. Except to the extent that Deferred Awards are elected pursuant to Section 4.01, any award under the Plan granted to an Executive for any Year shall be paid to him or her or to his or her Beneficiary in a lump sum in cash as promptly as practicable after such award is granted.

Section 4.03. No Covered Executive shall receive an award for any Year in excess of (i) .125% of Covered Incentive Income for such Year, in the case of the Chief

Executive Officer of the Company, or (ii) 0.0625% of Covered Incentive Income for such Year, in the case of any other Covered Executive. Covered Executive means an Executive whose compensation is subject to the limitations on deductibility set forth in Section 162(m) of the Code. Covered Incentive Income for a Year is the greater of (a) Incentive Income for such Year or (b) such Incentive Income for the first eleven months of such Year. The .125% and 0.0625% limitations (the "Percentage Limitations") shall be adjusted annually to reflect changes in the Consumer Price Index for all Urban Consumers (U.S. City Average for All Items); provided, however, that the Percentage Limitations, as so adjusted, shall never fall outside the following ranges: 0.125% -

0.25% for the Chief Executive Officer of the Company and 0.0625% - 0.125% for any other Covered Executive.

--------------------------------------------------------------------------------

                               5. DEFERRED AWARDS

Section 5.01. (1) The Company shall from time to time establish on its books one or more Investment Accounts. In the case of each Executive, if and when a Deferred Award is granted to him, the Committee shall credit to an account maintained for him or her in one or more Investment Accounts the equivalent amount of such award in accordance with his or her election. Each Investment Account shall have such name, and be charged or credited pursuant to such method, as the Committee shall determine upon establishment of such Investment Account, provided such method is consistent with the requirements of Section 162(m) of the Code for performance-based compensation. The Committee may change such names or methods for any Investment Account, but no such change shall reduce any amount previously accrued in an Accountholder's account. The Committee shall cause each Investment Account to be valued as of each Valuation Date by such person or persons as it in its sole discretion shall determine and such valuation shall be conclusive for all purposes of the Plan. The value of any Investment Account for the purpose of making payment of a Deferred Award shall be the value of such Investment Account as of the Valuation Date last preceding such payment. Compensation paid in respect of any Investment Account shall result in corresponding reduction in the value of such accounts. The amounts credited in Investment Accounts shall represent general liabilities of the Company and shall not constitute a trust fund or otherwise create any property interest in any Accountholder or his or her Beneficiary.

                  (2) The Plan will accept a transfer of an Investment Account from the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries (the "UP EIP") of an Executive or his or her Beneficiary who was an Accountholder under the UP EIP. The Plan will assign each transferred Investment Account to a like investment option as that investment option which had been elected under the UP EIP. Such amount shall be subject to the terms and conditions of this Plan.


--------------------------------------------------------------------------------


                    6. PAYMENT OR DELIVERY OF DEFERRED AWARDS

Section 6.01. Upon Termination of an Executive, the Committee shall cause cash in respect of any balances in the accounts maintained for such Executive in any Investment Account to be paid or delivered to him or her or his or her Beneficiary in the sole discretion of the Committee as follows:

                  (i) in a single distribution, an amount in cash equal to the value of the accounts maintained for him or her in all Investment Accounts, all such cash being paid in the Year of his or her Termination or in January of the following Year, as determined by the Committee; or

                  (ii) over such number of Years as are fixed by the Committee but not exceeding fifteen, in annual installments of an aggregate amount of cash equal in value at the time of each installment payment to the value of the accounts maintained for him or her in all Investment Accounts at the Valuation Date next preceding payment divided by the remaining number of such annual installments, the first of such installments to be paid or delivered in the month following the month of his or her termination, or at the discretion of the Committee not later than 12 months following the date of Termination and subsequent installments to be paid or delivered in January of each subsequent Year; or

                  (iii) in the event of retirement or death of a currently employed Executive, at a specified future date not to exceed 15 years from the date of such retirement or death in a single distribution, an amount of cash equal to the value of the accounts maintained for him or her in all Investment Accounts. Income in respect of Investment Accounts would be paid in cash quarterly to such Executive or his or her Beneficiary commencing with the first day of the month subsequent to such Executive's retirement or death. In the case of retirement, the single distribution referred to above will be paid on the date specified or upon death, whichever occurs first.

All payments or distributions attributable to each Deferred Award of an Executive after his or her Termination shall be made by the Company on its behalf or on behalf of the Subsidiary or Subsidiaries by which he or she was employed during the Year in which such Deferred Award was earned. The Subsidiary shall reimburse the Company in the amount of such paid Deferred Awards.

Section 6.02. Deferred Awards elected to be paid on a date or dates certain in any year or years prior to Termination shall be paid to the Executive in full in cash on such date or dates.

Section 6.03. At any time before or after Termination of an Executive who shall have elected to receive one or more Deferred Awards, the Committee, if it finds in its sole discretion that continued deferral of such Awards would result in undue hardship to such Executive or his or her Beneficiary, may accelerate and pay in cash all or any part of such Deferred Award or Deferred Awards by converting the value of the accounts maintained for him or her in Investment Accounts into the cash equivalent thereof on the same basis as if a payment in cash were being made as provided in Section 6.01. On the death of an Executive after his or her Termination, the Committee, in its sole discretion, may accelerate one or more installments, and change the form of payment or distribution in accordance with Section 6.01, of any balance of his or her Deferred Awards and, in the event of relevant changes in the Federal income tax laws, regulations and rulings or on termination of the Plan, the Committee may, in its sole discretion, so accelerate or change the form of payment or distribution of any or all Deferred Awards.

Section 6.04. The provisions of Sections 6.01, 6.02, and 6.03 shall be subject to provisions to paragraph (1) of Section 7.01.

--------------------------------------------------------------------------------

                              7. GENERAL PROVISIONS

Section 7.01. (1) Anything in the Plan otherwise to the contrary notwithstanding, the Board may at any time under such circumstances as it in its sole discretion may determine, convert all the accounts of Accountholders in the Investment Accounts into cash credits, with future credits to the accounts of Accountholders being made solely in cash. Accounts shall be so converted on the basis of the value thereof as of the last preceding Valuation Date. Any such cash credits to the accounts of Accountholders shall, after such conversion, solely bear interest until paid to the Accountholder or his or her Beneficiary compounded annually at such annual rate of interest as may be fixed by the Board. The granting and payment of Deferred Awards in respect of such cash credits shall otherwise be in accordance with the other provisions of the Plan with such adjustments therein as the Committee may deem appropriate.

                  (2) Neither the Plan nor the payment of benefits hereunder nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or of a Subsidiary and the Company and each Subsidiary expressly reserves the right to discharge, without liability, any Executive whenever in its sole discretion its interest may so require.

                  (3) No member of the Board or the Board of Directors of any Subsidiary or of the Committee or any person to whom the Committee has delegated its authority hereunder shall be liable for any action, or action hereunder, whether of commission or omission, except in circumstances involving his or her bad faith, for anything done or omitted to be done by himself.

                  (4) The Company or any Subsidiary shall not be required to segregate cash for any Investment Account.

                  (5) Notwithstanding the fact that an Investment Account may use Company Stock to determine amounts credited or debited thereto, no Executive shall have voting or other rights with respect to shares of such Company Stock.

                  (6) The Company or any Subsidiary shall not, by virtue of any provisions of this Plan or by any action by any person hereunder, be deemed to be a trustee or other fiduciary of any property for any Accountholder or any Beneficiary of an Accountholder and the liabilities of the Company or of any Subsidiary to any Accountholder or his or her Beneficiary pursuant to the Plan shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of the Company or of any Subsidiary shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or of any Subsidiary.

                  (7) Except to the extent of the rights of the Beneficiary of an Accountholder, no benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void; and no such benefit or interest shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Accountholder, former Accountholder or his or her Beneficiary. If any Accountholder, former Accountholder or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under, or interest in, the Plan, then the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Accountholder, former Accountholder, or his or her Beneficiary, his or her spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

                  (8) The Company shall on its behalf and on behalf of its Subsidiaries withhold from payment of distribution of the Awards the required amounts of income and other taxes.

                  (9) No member of the Committee shall be eligible for an award under the Plan.

                  (10) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Texas.

--------------------------------------------------------------------------------

               8. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

Section 8.01. The Board may from time to time amend, suspend or terminate the Plan in whole or in part, and, if suspended or terminated, may reinstate any of or all of its provisions, except that without the consent of the Executive, or, if he or she is not living, his or her Beneficiary, no amendment, suspension or termination of the Plan shall be made which materially adversely affects his or her rights with respect to awards previously made to him or her and except that the limitations set forth in Section 3.01 with respect to the amount of awards which may be granted under the Plan may be increased only with the approval of a majority of the stockholders of the Company present, in person or by proxy, at a meeting of such stockholders at which a quorum is present. In the absence of action by the stockholders of the Company, no awards shall be made under the Plan with respect to years after the calendar year 2005 and the Plan shall automatically terminate after all Deferred Awards made prior thereto shall have been paid or distributed. Notwithstanding the foregoing, no amendment which is material for purposes of the shareholder approval requirement of Section 162(m) of the Code shall be effective in the absence of action by the stockholders of the Company.

                                                                      Appendix C

                       UNION PACIFIC RESOURCES GROUP INC.
                        1995 DIRECTORS STOCK OPTION PLAN
                        --------------------------------
                 (amended and restated effective March 5, 1997)

The purposes of the Union Pacific Resources Group Inc. 1995 Directors Stock Option Plan, as amended and restated effective March 5, 1997, (the "Plan") are to foster and promote the long term financial success of Union Pacific Resources Group Inc. (the "Company") by (a) attracting and retaining directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") of outstanding ability by providing for the grant of nonqualified stock options;
(b) providing Non-Employee Directors with compensation opportunities which are competitive with other corporations; and (c) enabling such Directors to participate in such financial success of the Company by encouraging them to become owners of the common stock of the Company. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

1.       Administration.

         Administration of this Plan is intended to be self-executing in accordance with the express terms and conditions of the Plan. However, to the extent that determinations are required with respect to matters under the Plan, such determinations shall be made by the Compensation and Corporate Governance Committee (the "Committee") consisting of not less than three persons appointed by the Board of Directors of the Company. Subject to the foregoing, the Committee's interpretations of the Plan, including factual determinations and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding.

2.       Eligibility for Participation.

         Only Non-Employee Directors shall be eligible to participate in the Plan ("Participants").

3.       Grants.

         Incentives under the Plan shall consist of nonqualified stock options ("Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter to each Participant; provided, however, that Grants to Participants shall be made only in accordance with the provisions of Section 5.

4.       Shares Subject to the Plan.


         (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that have been or may be issued or transferred under the Plan is 1,000,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares repurchased by the Company on the open market. If and to the extent options granted under the Plan terminate, expire, or are canceled without having been exercised, the shares subject to such option shall again be available for purposes of the Plan.

         (b) In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, shall make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Grants, and in the number and kind of shares or other securities or property subject to Grants or covered by outstanding Grants.

5.       Grants to Participants.

         (a) Number of Shares.

             (i) Initial Grant -- Each Non-Employee Director who is a Participant as of March 5, 1997, (the "Date of Initial Grant") shall receive a Grant to purchase 52,000 shares of Company stock.

             (ii) Subsequent Grants -- Each Non-Employee Director who becomes a
                  Participant subsequent to the Date of Initial Grant shall receive as of the date he or she is elected to the Board (the "Date of Subsequent Grant"), a Grant to purchase shares of Company Stock in an amount equal to the product (rounded to the nearest full share) of 52,000 shares multiplied by a fraction. The numerator of the fraction shall be the lesser number of years (including partial years) between the Participant's Date of Subsequent Grant and (A) March 5, 2007, or (B) the date the Non-Employee Director would be required to retire from the Board in accordance with the Company's retirement policy for Directors. The denominator of the fraction shall be 10. The number of years in the numerator shall be determined by counting the number of full and partial 12-month periods between the Participant's Date of Subsequent Grant and the relevant date in (A) or (B), with any partial 12-month period determined by rounding any partial month to a full month.


             (iii) Date of Grant -- With respect to a Grant made to an
                  individual Participant, the date as of which such Grant was made shall, for purposes of this Plan, be considered the Participant's "Date of Grant".

         (b) Option Price and Option Exercise Period. The purchase price of Company Stock subject to such Grants shall be the fair market value of a share of such stock as of the Participant's Date of Grant (the "Option Price"). The "fair market value" of Company Stock shall be the average of the high and low trading prices of a share of Company Stock on that date as reported in The Wall Street Journal listing for consolidated trading for New York Stock Exchange issues. Each Grant shall have an exercise period commencing with the Participant's Date of Grant and ending with March 5, 2008 (the "Option Exercise Period").

         (c) Vesting of Options.

             (i)  (A)   With respect to Participants who received options on the
                        Date of Initial Grant, their Grants shall vest (and the options thereunder shall become exercisable) at the rate of 5,200 shares per year, commencing with the first anniversary of the Initial Date of Grant.

                  (B) With respect to a Participant who received options on a Date of Subsequent Grant, the Grant shall vest (and the options thereunder shall become exercisable) as follows:
                        The first vesting date with respect to such Grant shall be the second March 5th following the Participant's Date of Subsequent Grant and, on such date, the Participant shall be entitled to exercise options on the following number of shares: the sum of (I) 5,200 plus (II) the product (rounded to full shares) of 433.33 shares multiplied by the number of months (rounding any partial month to a full month) between his or her Date of Subsequent Grant and the March 5th immediately following his or her Date of Subsequent Grant. Thereafter, on each March 5th subsequent to the Participant's first vesting date, the Participant's Grant shall vest at the rate of 5,200 shares per year.

         (ii) Notwithstanding (c)(i), the following special exceptions shall apply: A Participant's Grant shall immediately vest (and the options thereunder shall become exercisable) if any of the following occurs while the Participant is a member of the
                  Board: the Participant dies, the Participant suffers a major disability which results in his or her departure or removal from the Board, the Company undergoes a change of control (as defined in the Participant's Grant Letter), or the Participant is required to retire from the Board in accordance with the

                  Company's retirement policy for directors.


         (d) Manner of Exercise. A Participant may exercise a Grant by delivering a notice of exercise to the Secretary of the Company with accompanying payment of the Option Price. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Grant to any registered broker or dealer designated by the grantee ("Designated Broker") in lieu of delivery to the grantee. Such instruction must designate the account into which the shares are to be deposited.

         (e) Satisfaction of Option Price. A Participant shall pay the Option Price in cash or previously acquired Company Stock. Shares of Company Stock shall not be issued or transferred upon exercise of a Grant until the Option Price is fully paid.

         (f) Termination of Relationship With the Company or Death.

             (i) In the event a Participant ceases to serve as a Non-Employee Director for any reason other than death or major disability, any Grant made pursuant to this Section which is otherwise exercisable by the Participant shall terminate, unless exercised within 180 days (or, if the Participant is required to retire from the Board in accordance with the Company's retirement policy for Directors, five years) of the date on which the Participant ceases to serve as a Non-Employee Director, but in any event no later than the date of expiration of the Option Exercise Period. All other Grants shall be immediately forfeited.

             (ii) In the event of the death or major disability of the
                  Participant while serving as a Non-Employee Director, any Grant made pursuant to this Section which was otherwise exercisable by the Participant at the date of death or major disability may be exercised by the individual's personal representative at any time prior to the expiration of five years from the date of death or major disability, but in any event no later than the date of expiration of the Option Exercise Period. In the event of the death of the Participant after the date on which the individual ceases to be a Non-Employee Director, any Grant made pursuant to this Section which was otherwise exercisable by the Participant at the date of death may be exercised by the individual's personal representative at any time prior to the expiration of the remainder of the applicable period set forth in Section 5(f)(i) above.


             (iii) In the event a Participant suffers a major disability which results in his or her departure or removal from the Board, any Grant made pursuant to this Section which was otherwise exercisable by the Participant at the date of such disability may be exercised by the Participant (or, if the Participant is not legally competent, by his or her personal representative) at any time prior to the expiration of five years from the date of such disability, but in any event no later than the date of expiration of the Option Exercise Period. In the event the Participant suffers a major disability after the date on which the individual ceases to be a Non-Employee Director, any Grant made pursuant to this Section which was otherwise exercisable by the Participant at the date of such disability may be exercisable by the Participant (or, if the Participant is not legally competent, by his or her personal representative) at any time prior to the expiration of the remainder of the applicable period set forth in Section 5(f)(i) above.

6.       Transferability of Options.

         Only a Participant or the Participant's authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in their sole discretion, pursuant to a domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant (a "Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant`s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, a Participant shall be permitted to transfer a Grant of options (whether or not then exercisable) to (a) any member or members of his or her immediate family (spouse, children or grandchildren, including step and adopted children and grandchildren), (b) a trust, the beneficiaries of which consist exclusively of members of the Participant's immediate family, (c) a partnership, the partners of which consist exclusively of the Participant's immediate family, or (d) any similar entity created for the exclusive benefit of the Participant's immediate family. For purposes of the preceding sentence, any remote, contingent interests of persons other than members of the Participant's immediate family shall be disregarded. The Committee or its designee must approve the form of any transfer of a Grant to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder.


7.       Amendment and Termination of the Plan.

         (a) Amendment. The Board of Directors of the Company, by written resolution, may amend or terminate the Plan at any time; provided, however, that the Board of Directors shall not amend the Plan without the approval of the stockholders of the Company, if such amendment would cause the Plan or any Grant, or the

         (b) Termination of Plan. The Plan shall terminate on March 5, 2008, unless terminated earlier by the Board of Directors of the Company or unless extended by the Board.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the grantee consents or unless the Committee acts under Section 13(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 13(a) or may be amended by agreement of the Company and the grantee consistent with the Plan.

8.       Funding of the Plan.

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

9.       Rights of Non-Employee Directors.

         Nothing in this Plan shall entitle any individual or other person to any claim or right to a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company.

10.      Requirements for Issuance of Shares.

         No Company Stock shall be issued or transferred upon exercise of any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Non-Employee Director hereunder on such Director's undertaking in writing to comply with such restrictions on subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

11.      Headings.

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

12.      Effective Date.

         Subject to the approval of the Company's stockholders, this Plan shall be effective as of March 5, 1997 (the "Effective Date"). All Grants issued under the Plan as written prior to the Effective Date shall remain subject to the terms and conditions of such prior Plan; provided, however, that options covered by Grants under such prior Plan may be transferred to or for the benefit of the optionee's immediate family members pursuant to Section 6.

13.      Miscellaneous.

         (a) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (b) Ownership of Stock. A grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the grantee or Successor Grantee on the stock transfer records of the Company.